UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

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Exchange Act of 1934 (Amendment No.  )

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Albany Molecular Research, Inc.

(Name of Registrant as Specified in Its Charter)

N/A

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ALBANY MOLECULAR RESEARCH, INC.
26 Corporate Circle
Albany, New York 12203

May 2, 2013

Dear Stockholder:

You are cordially invited to attend the 2013 Annual Meeting of Stockholders of Albany Molecular Research, Inc. to be held on Wednesday, June 5, 2013 at 10:00 a.m., local time, at the Company’s corporate offices located at 26 Corporate Circle, Albany, New York 12203.

The attached proxy statement, with formal notice of the meeting on the first page, describes the matters expected to be acted upon at the meeting. We urge you to review these materials carefully. Following the formal portion of the meeting, we will review our operations, report on 2012 financial results and discuss our plans for the future.

Your vote is important to us. We hope that you will be able to attend the meeting. Whether or not you plan to attend the meeting, we ask that you please complete, date, and sign the enclosed proxy card and return it as promptly as possible in the envelope provided. If you attend the meeting, you may vote in person if you wish, even if you have previously returned your proxy card.

Sincerely,

Thomas E. D’Ambra, Ph.D.
Chairman, President and Chief Executive Off|ficer

ALBANY MOLECULAR RESEARCH, INC.
26 Corporate Circle
Albany, New York 12203

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 5, 2013

To the Stockholders of Albany Molecular Research, Inc.,

NOTICE IS HEREBY GIVEN that the 2013 Annual Meeting of Stockholders of Albany Molecular Research, Inc., a Delaware corporation (the “Company” or “AMRI”), will be held on Wednesday, June 5, 2013 at 10:00 a.m., local time, at the Company’s corporate offices located at 26 Corporate Circle, Albany, New York 12203 (including any adjournments or postponements thereof, the “Annual Meeting”) for the following purposes:

1.	To elect two Class III directors of the Company, to serve until the 2016 annual meeting of stockholders and until his/her successor is duly elected and qualified or until his/her earlier resignation or removal;
2.	To ratify the Company’s selection of KPMG LLP as the independent registered public accounting firm for the 2013 fiscal year;
3.	To approve the Company’s Second Amended 1998 Employee Stock Purchase Plan;
4.	To approve the Company’s Second Amended 2008 Stock Option and Incentive Plan;
5.	To provide an advisory vote to approve the compensation of the Company’s named executive officers; and
6.	To consider and act upon any other matters that may properly come before the Annual Meeting and any adjournments or postponements thereof.

Only holders of record of the Company’s common stock, par value $.01 per share, at the close of business on April 12, 2013 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, we urge you, whether or not you plan to attend the Annual Meeting, to complete, sign, date and mail promptly the enclosed proxy which is being solicited on behalf of the Board of Directors so that your shares will be represented at the Annual Meeting.

In the event there are not sufficient shares to be voted in favor of any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

By Order of the Board of Directors,

Lori M. Henderson
Vice President, General Counsel and Secretary

Albany, New York
May 2, 2013

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

ALBANY MOLECULAR RESEARCH, INC.
26 Corporate Circle
Albany, New York 12203

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 5 2013

May 2, 2013

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Albany Molecular Research, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders of the Company to be held on Wednesday, June 5, 2013 at 10:00 a.m., local time, at the Company’s corporate offices located at 26 Corporate Circle, Albany, New York 12203 or at any adjournments or postponements thereof (the “Annual Meeting”). The Annual Report of the Company, including financial statements for the fiscal year ended December 31, 2012, is being mailed together with this proxy statement to all stockholders of the Company entitled to vote at the Annual Meeting. The Notice of Annual Meeting, Proxy Statement and proxy card are first being mailed to stockholders of the Company on or about May 2, 2013 in connection with the solicitation of proxies for the Annual Meeting. Copies of the Annual Meeting Materials will also be available on the Company’s website at www.amriglobal.com.

At the Annual Meeting, stockholders will be asked to consider and vote upon the following matters:

1.	To elect two Class III directors of the Company, to serve until the 2016 annual meeting of stockholders and until his/her successor is duly elected and qualified or until his/her earlier resignation or removal;
2.	To ratify the Company’s selection of KPMG LLP as the independent registered public accounting firm for the 2013 fiscal year;
3.	To approve the Company’s Second Amended 1998 Employee Stock Purchase Plan;
4.	To approve the Company’s Second Amended 2008 Stock Option Incentive Plan;
5.	To provide an advisory vote to approve the compensation of the Company’s named executive officers; and
6.	To consider and act upon any other matters that may properly come before the Annual Meeting and any adjournments or postponements thereof.

Only holders of record of the Company’s common stock, par value $.01 per share (the “Common Stock”) at the close of business on April 12, 2013 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 31,418,326 shares of Common Stock were issued, outstanding and entitled to vote at the Annual Meeting.

The holders of Common Stock outstanding as of the Record Date are entitled to one vote per share on any proposal presented at the Annual Meeting. Stockholders may vote by proxy by completing, signing, dating and returning the accompanying proxy card in the postage-prepaid envelope enclosed for that purpose. Execution of the proxy will not in any way affect a stockholder’s right to attend the Annual Meeting and vote in person. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the taking of the vote at the Annual Meeting. Proxies may be revoked by (1) filing with the Secretary of the Company before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (2) duly executing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the Annual Meeting, or (3) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Albany Molecular Research, Inc., 26 Corporate Circle, Albany, NY 12203, Attention: Lori Henderson, Secretary, before the taking of the vote at the Annual Meeting.

The presence, in person or by proxy, of a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Shares that reflect abstentions or “broker non-votes” (i.e., shares represented at the meeting held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which the broker or nominee does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting.

Stockholders of the Company are requested to complete, date, sign and return the accompanying proxy card in the enclosed envelope. The persons named as attorneys-in-fact in the proxies, Thomas E. D’Ambra and Michael M. Nolan were selected by the Board of Directors and are officers of the Company. Shares of Common Stock represented by properly executed proxies received by the Company and not revoked will be voted at the Annual Meeting in accordance with the instructions contained therein. If instructions are not given, properly executed proxies will be voted “FOR” each of Proposals 1 through 5. It is not anticipated that any matters other than those described herein will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

A representative from Computershare will serve as the Inspector of Elections and will count all votes and ballots.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors of the Company consists of seven members and is divided into three classes, with three Class I directors (Una S. Ryan, Ph.D., O.B.E., Arthur J. Roth, CPA, and Gabriel Leung), two Class II directors (Kevin O’Connor and William S. Marth) and two Class III directors (Thomas E. D’Ambra, Ph.D. and Veronica G. H. Jordan, Ph.D.). Directors serve for three year terms with one class of directors being elected by the Company’s stockholders at each Annual Meeting.

At the Annual Meeting, two Class III directors will be elected to serve until the 2016 annual meeting of stockholders and until his/her successor is duly elected and qualified or until his/her earlier resignation or removal. The Board of Directors, upon the recommendation of the Nominating Committee, has nominated Veronica G. H. Jordan, Ph.D. and Thomas E. D’Ambra, Ph.D. for election as Class III directors. Unless otherwise specified in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election of Drs. Jordan and D’Ambra as Class III directors. Veronica G. H. Jordan, Ph.D. and Thomas E. D’Ambra, Ph.D. have agreed to stand for election and to serve, if elected, as directors. However, if a person nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.

Vote Required For Approval

Directors are elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting. The nominee who receives the highest number of affirmative votes of the shares present or represented and voting on the election of Directors at the Annual Meeting will be elected to the Board of Directors. Shares present or represented and not so marked as to withhold authority to vote for a particular nominee will be voted in favor of a particular nominee and will be counted toward such nominee’s achievement of plurality. Votes withheld will be excluded entirely from the vote and will have no effect. Broker non-votes will also have no effect on the outcome of the election of directors.

Recommendation

The Board of Directors of the Company unanimously recommends a vote FOR the election of its nominees as directors of the Company.

The following table sets forth the nominees to be elected at the Annual Meeting and continuing directors, the year each such nominee or director was first elected a director, the positions with the Company currently held by the nominee and Director, the year each nominee’s or continuing director’s current term will expire and the nominee’s and continuing director’s age and current class.

Name	Position with the Company	Age	Year First Became Director
Class III – Nominees for Election
Thomas E. D’Ambra, Ph.D.	Chairman of the Board of Directors, President and Chief Executive Officer	57	1991
Veronica G. H. Jordan, Ph.D.(2)(3)	Director	62	2006
Class II – Term Expires in 2015
Kevin O’Connor(1)(3)	Director	58	2000
William S. Marth(2)	Director	58	2012
Class I – Term Expires in 2014
Una S. Ryan, Ph.D., O.B.E(1)(3)	Director	71	2006
Arthur J. Roth(1)(2)	Lead Director	73	2003
Gabriel Leung(2)	Director	51	2010

(1)	Member of Nominating and Corporate Governance Committee.
(2)	Member of Audit Committee.
(3)	Member of Compensation Committee.

DIRECTORS AND EXECUTIVE OFFICERS

The Company’s executive officers are appointed on an annual basis by, and serve at the discretion of the Board. Each executive officer is a full-time employee of the Company. The directors, nominees and executive officers of the Company are as follows:

Name	Age	Position with the Company
Thomas E. D’Ambra, Ph.D.*	57	Chairman of the Board of Directors, President and Chief Executive Officer
Steven R. Hagen, Ph.D.	52	Senior Vice President, Pharmaceutical Development and Manufacturing
Lori M. Henderson, Esq.	51	Vice President, General Counsel and Secretary
Michael M. Nolan	48	Vice President, Chief Financial Officer and Treasurer
Bruce J. Sargent, Ph.D.	59	Senior Vice President, Drug Discovery
Veronica G. H. Jordan, Ph.D.*	62	Director
Gabriel Leung	51	Director
William Marth	58	Director
Kevin O’Connor	58	Director
Arthur J. Roth, CPA	73	Director
Una S. Ryan, Ph.D., O.B.E.	71	Director

*	Nominee for election.

BIOGRAPHICAL INFORMATION

Nominees for Election as Class III Directors for Terms to Expire in 2016

Thomas E. D’Ambra, Ph.D. co-founded the Company in 1991 and has served as our Chairman of the Board and Chief Executive Officer since inception. Dr. D’Ambra was appointed the additional title of President in February 2003, a position he also held from 1991 – 1998. Prior to co-founding the Company, Dr. D’Ambra served as the Vice President, Chemistry and co-founder of Coromed, Inc., a traditional development contract research organization, from 1989 to 1991 and Group Leader and Senior Research Chemist with Sterling Winthrop, Inc., a pharmaceutical company, from 1982 to 1989. Dr. D’Ambra holds a B.A. degree in chemistry from the College of the Holy Cross and a Ph.D. in organic chemistry from the Massachusetts Institute of Technology. His entrepreneurial skills, strategic vision, leadership ability and in-depth knowledge of our business strategy, industry, products, research and development, operations and employees were critical to the growth experienced by the Company since its inception.

Veronica G. H. Jordan, Ph.D. has served as one of our directors since October 2006. Dr. Jordan is an independent consultant providing senior management expertise to companies developing novel healthcare products and services. Previously she served as president, chief executive officer and board member of Medelle Corporation, a medical device company in the women’s health area. Prior to joining Medelle, Dr. Jordan served 14 years, 1987 to 2001, as Senior Vice President and before that Vice President at Parexel International Corporation, a global contract pharmaceutical outsourcing organization that provides clinical research, medical marketing and consulting services. Dr. Jordan worked at Biogen Incorporated (now Biogen Idec), 1981 to 1987, as product manager and was ultimately promoted to director of marketing and business development. In 1979, Dr. Jordan began her industry career in the R&D labs at Baxter International after earning a B.Sc. in Biochemistry from Cambridge University and a Ph.D. in Biochemistry/Cell Biology from Oxford University, and completing a postdoctoral research fellowship at the Dana Farber Cancer Institute. Dr. Jordan brings a mix of scientific knowledge and executive leadership skills to the Board and has broad knowledge of the global pharmaceutical outsourcing sector. Dr. Jordan’s executive experience provides her with significant financial acumen and knowledge of our industry, business and compensation practices in our industry, which makes her qualified to serve on our Board and able to make valuable contributions to our compensation committee.

Incumbent Class II Directors — Terms Expiring 2015

Kevin O’Connor has served as one of our directors since March 2000. Mr. O’Connor has served as Chief Executive Officer of Tech Valley Communications, a telecommunications company, since July 2000. Mr. O’Connor previously served as the President of the Center for Economic Growth, Inc., a business-sponsored economic development organization, from 1992 through 2000. Mr. O’Connor also served as a Deputy Commissioner for the New York State Department of Economic Development from 1987 to 1992, as a Program Associate for the New York State Governor’s Office from 1984 to 1987 and held various positions in the New York State Division of the Budget and the New York State Department of Health from 1980 to 1984. Mr. O’Connor was elected to the Board of Directors of COMPTEL, the leading trade association for the competitive communications industry. In addition, Mr. O’Connor also serves as a director of several private companies and non-profit organizations. Mr. O’Connor holds a B.A. degree in history and a Masters degree in public administration from the State University of New York College in Brockport. Mr. O’Connor’s experience as a CEO provides him with skills related to management, finance, compensation, information technology and corporate governance. His government experience provides him with unique insights into economic development, which enables him to make valuable contributions in our Board’s deliberation process, especially in the areas of business strategy, competition, and the marketplace.

William S. Marth has served as one of our directors since May of 2012. Mr. Marth, formerly President & Chief Executive Officer of Teva — Americas, retired from Teva in 2012. He had previously served as President and Chief Executive Officer of Teva North America from 2008 to 2010, as President and Chief Executive Officer of Teva USA from 2005 to 2008 and was previously Executive Vice President and Vice President of Sales and Marketing for Teva USA. Mr. Marth currently serves as a senior advisor to Teva Pharmaceuticals. In addition he works with several large equity firms providing guidance on their healthcare investments. Mr. Marth is recognized as an industry leader with an unparalleled record of commercial success.

He was a key strategist in establishing Teva as a leading Specialty Pharmaceutical Company and being ultimately recognized as the worldwide #1 producer of generic drugs. He also served as the architect of the $6.8 billion Cephalon and $7.4 billion Barr Laboratories transactions and integrations. Prior to joining Teva USA, he held various positions with the Apothecon division of Bristol-Myers Squibb. Mr. Marth earned his B.Sc. in Pharmacy from the University of Illinois and his M.B.A. from the Keller Graduate School of Management, DeVry University. He is a licensed pharmacist and serves on various boards and committees, including The University of the Sciences in Philadelphia and the Board of Ambassadors for John Hopkins’ Project RESTORE. Mr. Marth served as the Chairman of the Board of the Generic Pharmaceutical Association (GPhA) in 2008 and 2009 and the American Society for Health-System Pharmacists (ASHP) in 2010. We believe Mr. Marth’s industry and commercial leadership expertise benefit the Company significantly.

Incumbent Class I Directors — Terms Expiring 2014

Arthur J. Roth, CPA, has served as one of our directors since October 2003 and was appointed as Lead Director in 2012. Since December 2011, Mr. Roth has served as a tax consultant to the international law firm of Mayer Brown LLP. Previously, from 2003 to 2011 he was a tax consultant to the law firm of Hodgson Russ LLP. Mr. Roth served on the Board of Directors and as the Chair of the Audit Committee of First Albany Capital Inc. from October 2003 until August 2006 and served as Commissioner of the New York State Department of Taxation and Finance from 1999 to 2003. Prior to his appointment as Commissioner, Mr. Roth was Deputy Commissioner for Operations, New York State Department of Taxation and Finance from 1996 until 1999. Mr. Roth was a senior consulting director with Coopers and Lybrand from 1992 to 1996 and a founder and managing director of Roth Nobis & Company, an accounting firm serving the manufacturing and service industries, from 1968 to 1992. Mr. Roth serves as a director for MVP Healthcare and also serves as director for several non-profit companies including the New York State Society of Certified Public Accounts. Mr. Roth is a certified public accountant and holds a B.A. degree from Syracuse University. Mr. Roth has expertise in taxation, public accounting, disclosure and financial systems management due to his roles in government and private accounting practice. In addition, Mr. Roth’s executive leadership experience provides him with insights into corporate governance matters. We believe Mr. Roth’s tax and financial expertise and leadership experience benefit the Company significantly.

Una S. Ryan, Ph.D., O.B.E. has served as one of our directors since October 2006. She was formerly President of Diagnostics for All, a non-profit focused on low-cost and easy-to-use diagnostics for the developing world. Previously, she was President and CEO of Waltham Technologies, Inc. a company in the Clean Water-Clean Energy business. Concurrently, she holds the position of research professor of medicine at Boston University School of Medicine. Prior to joining Waltham, she was President and CEO of AVANT Immunotherapeutics, Inc. (Nasdaq: AVAN) and also a member of its Board of Directors, from 1993 to 2007. Prior to AVANT, she was director of Health Sciences at Monsanto Company, from 1990 to 1993. Before that, she held a number of positions in academia, including research professor of surgery at Washington University School of Medicine in St. Louis, 1990 to 1994; and professor of medicine at the University of Miami School of Medicine, 1972 to 1989. Dr. Ryan graduated from England’s Bristol University, with B.Sc. degrees in Zoology, Chemistry, and Microbiology. In 2009 she received an Honorary D.Sc. from Bristol University. She received a Ph.D. from Cambridge University. Dr. Ryan has served on several private company boards and industry trade organizations, including the board of BIO, and is past chair of the Massachusetts Biotechnology Council. In 2002, she was awarded the Order of the British Empire (O.B.E.) for her work to promote biotechnology. Dr. Ryan has varied expertise specifically relating to our industry gained through her executive leadership of biotechnology companies in the role of CEO and through her participation and leadership roles in many industry organizations. In addition, she brings scientific expertise gained through her educational and professional experiences. Dr. Ryan has in-depth knowledge of the entire drug development process. We believe her industry and governance expertise and knowledge of the drug development process benefit our business directly.

Gabriel Leung, has served as one of our directors since November 2010. In April 2011, Mr. Leung was appointed a director of Delcath Systems Inc., a development-stage, specialty pharmaceutical and medical device company focused on oncology. He also serves on the audit and compensation committees. In August 2011, Mr. Leung was named Executive Vice Chairman of the board of Novocure, Ltd., a privately held medical device company pioneering the fourth cancer treatment modality. From 2003 through 2010 Mr. Leung held executive positions at OSI Pharmaceuticals, most recently as executive vice president and president of the Pharmaceutical Business at OSI. While at OSI he was responsible for the entire oncology business unit, including Research and Development, Commercial, Medical Affairs and Business Development. Mr. Leung was instrumental in the record-setting launch of oncology drug Tarceva by OSI in 2004 and the successful acquisition of OSI by Astellas in 2010. Prior to OSI, Mr. Leung held positions at Pharmacia, most recently as Group VP, Global Prescription Business & Head, Global Oncology Franchise; and Bristol-Myers Squibb, most recently as Senior Director, US Oncology Marketing and Sterling Drug Inc. Mr. Leung has served as an advisor to the National Cancer Institute and has served for over ten years under former President George H.W. Bush as an active member of C-Change, a national initiative aiming to eliminate cancer as a major public health concern. In 2010, the Chinese Biopharmaceutical Association — USA presented Mr. Leung with the Brilliant Achievement Award in recognition of his outstanding contributions to building international research collaborations. He holds a B.S. in Pharmacy from the University of Texas at Austin and a M.S. in Pharmacy from University of Wisconsin-Madison. Mr. Leung has a variety of business experience that relates directly to our industry, including his leadership positions in global pharmaceutical companies and his participation and leadership in many industry organizations. Mr. Leung has global scientific and research and development experience, including extensive interactions with the FDA. We believe that his knowledge of the global pharmaceutical industry and the drug development and marketing industries benefit our business directly.

Executive Officers who are not Directors

Dr. Steven R. Hagen has served as our Senior Vice President, Pharmaceutical Development and Manufacturing since 2012. Previously, Dr. Hagen was the Company’s Vice President, Pharmaceutical Development and Manufacturing. Dr. Hagen is responsible for AMRI’s Chemical Development, Aseptic Fill and Finish Services, Small Scale cGMP Manufacturing, and Large Scale Commercial Manufacturing business components, including operations in the US and India; as well as AMRI’s Large Scale Manufacturing operations in the US, India and Wales. Previously, Dr. Hagen was Vice President for quality and analytical chemistry and was responsible for analytical chemistry, quality assurance and regulatory affairs for all AMRI locations. Dr. Hagen joined AMRI in 2005 as Senior Director of analytical quality services. Prior to AMRI, he spent over 10 years at Pfizer in positions of increasing responsibility culminating in director of analytical research and development at Pfizer’s Global Research and Development Division. Before Pfizer, he managed the analytical activities at Ribi ImmunoChem Research, Inc. in support of R&D, production and quality control. Dr. Hagen earned a Ph.D. in biochemistry and a Master’s degree in botany, both from the University of Idaho, as well as a B.A. in biology from Lawrence University.

Lori M. Henderson, Esq. has served as the Company’s Vice President, General Counsel and Corporate Secretary since 2011. Ms. Henderson is responsible for leading all of AMRI’s legal activities for the Company’s locations worldwide, including the United States, Europe and Asia. From 2008 to 2010, she served as General Counsel, Corporate Secretary and Chief Administrative Officer for Rand Worldwide, Inc. where she oversaw the legal, human resource and IT departments of this technology company. Ms. Henderson was part of the management team that led the successful transaction between Rand Worldwide and Avatech Solutions Inc. From 1999 through 2008 she held increasing positions of responsibility and served as General Counsel, Corporate Secretary and Chief Administrative Officer for Moldflow Corporation, a company operating in the CAD/CAE business with global operations. At Moldflow, Ms. Henderson was responsible for the legal, human resources and IT functions at the Company, and was part of the management team that completed the successful sale of Moldflow to Autodesk in June 2008. Ms. Henderson also served as Corporate Counsel and Secretary at C.P. Clare Corporation and prior to that was an associate at Goodwin Procter LLP, specializing in corporate transactions. Ms. Henderson holds a B.A. from Gordon College and a J.D. from George Washington University.

Michael M. Nolan joined AMRI in September of 2012 as Vice President, Chief Financial Officer and Treasurer. Prior to joining AMRI, Mr. Nolan served as Vice President, Finance, Financial Planning and Analysis at the Delaware North Companies, headquartered in Buffalo, N.Y. From 2009 through early 2012, Mr. Nolan was Vice President, Finance, Analytical Instruments Group at Thermo Fisher Scientific, Inc. where he was responsible for the global financial operations of a portfolio with revenue of $3 billion operating across three divisions with 15 business units, 41 plant sites and 9,700 employees. Prior to Thermo Fisher Scientific, Mr. Nolan held positions of increasing responsibility at ALCAN, which was later acquired by Rio

Tinto Plc. While at Rio Tinto Plc., Mr. Nolan was accountable for leading the integration of 13 global ALCAN and Rio Tinto Plc. functions, including legal, company secretarial, business development and all finance functions including both the corporate and business teams. Mr. Nolan began his career in 1989 at E.I. du Pont de Nemours Company and received his MBA from The University of Windsor and a B.A. in Economics from The University of Western Ontario.

Dr. Bruce J. Sargent has served as our Senior Vice President, Drug Discovery since January 2011. In this position he holds responsibility for AMRI’s global drug discovery operation embodying biology, chemistry and DMPK groups located in the US, Singapore and India and for AMRI’s own R&D portfolio. Previously Dr. Sargent was Vice President of Discovery R&D, in which position he established AMRI’s internal drug discovery group and took responsibility for AMRI’s in vitro biology, metabolism and biotransformations and natural product operations. During his time in that role, AMRI announced a strategic license deal of its CNS program and several strategic natural product collaborations. Dr. Sargent joined AMRI in 2001, as Director of Medicinal Chemistry and held responsibility for several customer relationships, covering a wide range of therapeutic approaches. Prior to AMRI, Dr. Sargent worked for over 20 years as a drug discovery scientist at Boots Pharmaceuticals in the UK (later Knoll Ltd., the UK division of BASF Pharma), where he became Head of Chemistry. While at Boots Pharmaceuticals, Dr. Sargent managed research projects in several therapeutic areas, with a particular focus on CNS and metabolic disease. In addition to scientific and departmental management responsibilities, Dr. Sargent had strategic involvement in portfolio, licensing, M&A and collaborative activities. Dr. Sargent’s involvement at Knoll was international, managing groups in Spain and India and collaborating extensively with groups in Germany and the USA. Dr. Sargent is a member of the American Chemical Society and a Fellow of the Royal Society of Chemistry. He obtained B.A. and M.A. degrees in Natural Sciences from the University of Cambridge, a second B.A. degree in biology and computer science from the Open University and his Ph.D. from the University of Manchester.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of our Board of Directors has selected KPMG as our independent public accounting firm for the 2013 fiscal year. The Board of Directors has further directed that management submit the selection of independent auditors for ratification by the shareholders at the Annual Meeting. KPMG LLP has audited our financial statements since 2005. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

Shareholder ratification of the selection of KPMG LLP as our independent auditors is not required by our bylaws or otherwise. However, the Board of Directors is submitting the selection of KPMG LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of our Company and our shareholders.

Vote Required For Approval:

A quorum being present, the affirmative vote of a majority of the votes cast is necessary to ratify the selection of KPMG LLP as the Company’s independent auditor for the fiscal year 2013.

Recommendation:

The Board of Directors of the Company unanimously recommends a vote FOR the ratification of the selection of KPMG LLP as the Company’s independent public accounting firm for the fiscal year 2013.

PROPOSAL 3

APPROVAL OF SECOND AMENDED
1998 EMPLOYEE STOCK PURCHASE PLAN

The Company’s 1998 Employee Stock Purchase Plan, or the ESPP, was adopted by our shareholders at a special meeting of shareholders held on July 1, 1998. As of April 12, 2013, a total of 1,000,000 shares of our common stock were authorized for issuance under the ESPP, of which approximately 136,824 remained available and reserved for issuance. Since the ESPP was adopted in 1998, the Board, in 2011, approved an increase in the number of shares available under the ESPP by 400,000 shares increasing the total from 600,000 shares to 1,000,000 shares.

We believe that the availability of an adequate reserve of shares for issuance under the ESPP will benefit us by providing employees with an opportunity to acquire shares of our common stock and will enable us to attract, retain and motivate valued employees. On January 31, 2013, our Board of Directors unanimously approved an amendment to the ESPP to increase the number of shares of our common stock reserved for issuance under the ESPP by 400,000 shares to a total of 1,400,000 shares. Such increase is subject to stockholder approval at the 2013 Annual Meeting.

Based solely on the closing price of our common stock reported on the NASDAQ Global Market on April 12, 2013, the maximum aggregate market value of the 400,000 shares subject to the proposed increase described herein that could potentially be issued under the ESPP is $3,876,000.

Vote Required for Approval:

The affirmative vote of a majority of shares of common stock present in person or represented by proxy at the meeting and entitled to vote on this proposal is required for the approval of the amendment of the ESPP. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

Recommendation:

Our Board of Directors unanimously recommends a vote FOR the approval of the Second Amended 1998 Employee Stock Purchase Plan.

Summary of the Material Provisions of the ESPP

The following description of certain provisions of the ESPP is intended to be a summary only. The summary is qualified in its entirety by the full text of the ESPP, a copy of which is attached hereto as Annex A. It is our intention that the ESPP qualify as an “employee stock purchase plan” under Section 423 of the Code.

Any employee of the Company or of any present or future subsidiary is eligible to participate in the ESPP so long as the employee is customarily employed for at least 20 hours per week. No person who owns or holds, or as a result of participation in the ESPP would own or hold, stock or options to purchase stock, together equal to 5% or more of total outstanding common stock is entitled to participate in the ESPP. No employee may exercise an option granted under the ESPP that permits the employee to purchase our common stock having a value of more than $25,000 (determined using the fair market value of the stock at the time such option is granted) in any calendar year.

Participation in the ESPP is limited to eligible employees who authorize payroll deductions (within ranges specified by the Compensation Committee, with a minimum of 1% and a maximum of 10% of the employee’s eligible compensation for the applicable pay period) pursuant to the ESPP. There are currently approximately 775 employees eligible to participate in the ESPP, of whom approximately 134 are participating. Once an employee becomes a participant in the ESPP, that employee will automatically participate in successive offering periods, as described below, until such time as that employee withdraws from the ESPP, becomes ineligible to participate in the ESPP, or his or her employment ceases.

Each offering of our common stock under the ESPP is for a period of 6 months, which we refer to as an “offering period.” New offering periods begin on each January 1 and July 1. Shares are purchased on the last business day of each exercise period, in June and December, with that day being referred to as an “exercise date”. The Compensation Committee may establish different offering periods or exercise periods under the ESPP.

On the first day of an offering period, we grant to employees participating in that offering period an option to purchase shares of our common stock. On the exercise date of each exercise period, the employee is deemed to have exercised the option, at the exercise price, to the extent of accumulated payroll deductions. The option exercise price is an amount equal to 85% of the fair market value per share of our common stock on either the first day of the offering period or the exercise date, whichever is lower. The maximum number of shares of common stock that may be issued to any employee under the ESPP in any offering period is 2,000, subject to adjustments by our Board of Directors or the Compensation Committee of our Board of Directors from time to time.

Subject to certain limitations, the number of shares of our common stock a participant purchases in each exercise period is determined by dividing the total amount of payroll deductions withheld from the participant’s compensation during the exercise period by the option exercise price. In general, if an employee is no longer a participant on an exercise date, the employee’s option, which would have been automatically exercised on that date, will be automatically terminated, and the amount of the employee’s accumulated payroll deductions will be refunded.

A participant may elect to decrease (but may not increase) the amount of his or her payroll deductions at any time during an offering period, subject to the minimum of 1% and a maximum of 10% of eligible compensation. A reduction in the amount of a participant’s payroll deductions will be effective 15 business days after we receive written notice from the participant and will apply to the first full pay period commencing after that date. A participant may withdraw from an offering period at any time without affecting his or her eligibility to participate in future offering periods. If a participant withdraws from an offering period, that participant may not again participate in the same offering period, but may enroll in subsequent offering periods. An employee’s withdrawal will be effective as of the business day following the employee’s delivery of written notice of withdrawal under the ESPP.

The ESPP is administered by the Compensation Committee of our Board of Directors. The ESPP will continue until terminated by our Board of Directors.

We are unable to determine the dollar value and number of options or amounts that will be received by or allocated to any of our executive officers, those officers as a group, or employees who are not executive officers as a group, as a result of the increase in the number of shares subject to purchase under the ESPP. If the proposed amendment had been in effect during fiscal year 2012, it would not have affected the number of options received by or allocated to participants in fiscal year 2012.

Our Board of Directors may, in its discretion, at any time, terminate or amend the ESPP. Upon termination of the ESPP, all amounts in the accounts of participating employees will be refunded.

Summary of Federal Income Tax Consequences

The following is only a summary of the effect of the United States income tax laws and regulations upon an employee and us with respect to an employee’s participation in the ESPP. This summary does not purport to be a complete description of all federal tax implications of participation in the ESPP, nor does it discuss the income tax laws of any municipality, state or foreign country in which a participant may reside or otherwise be subject to tax.

A participant in the ESPP recognizes no taxable income either as a result of participation in the ESPP or upon exercise of an option to purchase shares of our common stock under the terms of the ESPP.

If a participant disposes of shares purchased upon exercise of an option granted under the ESPP within two years from the first day of the applicable offering period or within one year from the exercise date, which we refer to as a “disqualifying disposition”, the participant will realize ordinary income in the year of that disposition equal to the amount by which the fair market value of the shares on the date the shares were purchased exceeds the purchase price. The amount of ordinary income will be added to the participant’s basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares will be a capital gain or loss. A capital gain or loss will be long-term if the participant’s holding period is more than 12 months, or short-term if the participant’s holding period is 12 months or less.

If the participant disposes of shares purchased upon exercise of an option granted under the ESPP at least two years after the first day of the applicable offering period and at least one year after the exercise date, the participant will realize ordinary income in the year of disposition equal to the lesser of (1) the excess of the fair market value of the shares on the date of disposition over the exercise price or (2) the excess of the fair market value of the shares on the first day of the applicable offering period over the exercise price. The amount of any ordinary income will be added to the participant’s basis in the shares, and any additional gain recognized upon the disposition after that basis adjustment will be a long-term capital gain. If the fair market value of the shares on the date of disposition is less than the exercise price, there will be no ordinary income and any loss recognized will be a long-term capital loss.

If the participant still owns the shares at the time of death, the lesser of (1) the excess of the fair market value of the shares on the date of death over the exercise price or (2) the excess of the fair market value of the shares on the first day of the offering period in which the shares were purchased over the exercise price will constitute ordinary income in the year of death.

We are generally entitled to a tax deduction in the year of a disqualifying disposition equal to the amount of ordinary income recognized by the participant as a result of that disposition. In all other cases, we are not allowed a deduction.

PROPOSAL 4

APPROVAL OF SECOND AMENDED
2008 STOCK OPTION AND INCENTIVE PLAN

The Board of Directors believes that stock options and other stock-based incentive awards can play an important role in the success of the Company by encouraging and enabling the employees, officers, non-employee directors and other key persons of the Company and its subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. The Board of Directors anticipates that providing such persons with a direct stake in the Company will assure a closer identification of the interests of such individuals with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

On January 31, 2013, the Board of Directors approved the second amended 2008 Stock Option and Incentive Plan (as amended, the “2008 Plan”), subject to stockholder approval to, increase the aggregate number of shares authorized for issuance under the 2008 Plan by 2,000,000 shares to 5,700,000 shares of common stock. This amendment was designed to enhance the flexibility of the Compensation Committee in granting stock options and other awards to our officers, employees, non-employee directors and other key persons and to ensure that the Company can continue to grant stock options and other awards to such persons at levels determined to be appropriate by the Compensation Committee.

Summary of Material Features

The material feature of the 2008 Plan as proposed to be amended is:

•	The maximum number of shares of common stock to be issued under the 2008 Plan is 5,700,000.

The material feature of the 2008 Plan as amended and approved by the Board of Directors:

•	Equity granted to non-employee Directors is modified such that each Director will receive equity with an annual value of $70,000 per year, with half the value in the form of restricted stock (based on the value on the date of grant) and half the value in the form of stock options (valued using the Black Sholes valuation model).

Based solely on the closing price of our common stock as reported by the NASDAQ Global Market on April 12, 2013, the maximum aggregate market value of the 2,000,000 shares of common stock subject to the proposed increase described herein that could potentially be issued under the 2008 Plan is $19,380,000. The shares we issue under the 2008 Plan will be authorized but unissued shares or shares that we reacquire. The shares of common stock underlying any awards that are forfeited, canceled or otherwise terminated, other than by exercise are added back to the shares of stock available for issuance under the 2008 Plan. Shares tendered or held back upon exercise of a stock option or settlement of an award under the 2008 Plan to cover the exercise price or tax withholding, and shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right upon exercise thereof will not be added back to the shares of stock available for issuance under the 2008 Plan.

Qualified Performance-Based Compensation under Code Section 162(m)

To ensure that certain awards granted under the 2008 Plan to a “Covered Employee” (as defined in the Internal Revenue Code of 1986 (the “Code”)) qualify as “performance-based compensation” under Section 162(m) of the Code, the 2008 Plan provides that the Compensation Committee may require that the vesting of such awards be conditioned on the satisfaction of performance criteria that may include any or all of the following: (1) earnings before interest, taxes, depreciation and amortization, (2) net income (loss) (either before or after interest, taxes, depreciation and/or amortization), (3) changes in the market price of common stock, (4) economic value-added, (5) funds from operations or similar measure, (6) sales or revenue, (7) acquisitions or strategic transactions, (8) operating income (loss), (9) cash flow (including, but not limited to, operating cash flow and free cash flow), (10) return on capital, assets, equity, or investment, (11) stockholder returns, (12) return on sales, (13) gross or net profit levels, (14) productivity, (15) expense, (16) margins, (17) operating efficiency, (18) customer satisfaction, (19) working capital, (20) earnings (loss) per share of common stock, (21) sales or market shares and (22) number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group, and any of the above may be applicable to the organizational level specified by the Compensation Committee, including the Company or a unit, division or group or subsidiary of the Company. The Compensation Committee will select the particular performance criteria within 90 days following the commencement of a performance cycle. Subject to adjustments for stock splits and similar events, the maximum award granted to any one individual that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code will not exceed 100,000 shares of common stock for any performance cycle and options or stock appreciation rights with respect to no more than 300,000 shares of common stock may be granted to any one individual during any calendar year period. If a performance-based award is payable in cash, it cannot exceed $500,000 for any performance cycle.

Vote Required for Approval:

The affirmative vote of a majority of shares of common stock present in person or represented by proxy at the meeting and entitled to vote on this proposal is required for the approval of the amendment to the 2008 Plan. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

Recommendation

Our Board of Directors unanimously recommends a vote FOR the approval of the Second Amended 2008 Stock Option and Incentive Plan.

Summary of the 2008 Plan

The following description of certain features of the 2008 Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the 2008 Plan, a copy of which is attached hereto as Annex B.

Plan Administration.  The 2008 Plan is administered by the Compensation Committee. The Compensation Committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2008 Plan. The Compensation Committee may delegate to our Chief Executive Officer the authority to grant stock options to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and not subject to Section 162(m) of the Code, subject to certain limitations and guidelines.

Eligibility.  Persons eligible to participate in the 2008 Plan will be those full or part-time officers, employees, non-employee directors and other key persons (including consultants and prospective officers) of the Company and its subsidiaries as selected from time to time by the Compensation Committee in its discretion. Approximately 781 individuals are currently eligible to participate in the 2008 Plan, which includes 5 officers, 770 employees who are not officers, and 6 non-employee directors.

Plan Limits.  Taking into account the proposed increase described herein, 5,700,000 shares are available for issuance under the 2008 Plan. The maximum award of stock options or stock appreciation rights granted to any one individual will not exceed 300,000 shares of common stock (subject to adjustment for stock splits and similar events) for any calendar year period. If any award of restricted stock, restricted stock units or performance shares granted to an individual is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, then the maximum award shall not exceed 100,000 shares of common stock (subject to adjustment for stock splits and similar events) to any one such individual in any performance cycle. If any cash-based award is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, then the maximum award to be paid in cash in any performance cycle may not exceed $500,000. In addition, no more than the number of shares reserved and available for issuance under the 2008 Plan will be issued in the form of incentive stock options.

Stock Options.  The 2008 Plan permits the granting of (1) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code and (2) options that do not so qualify. Options granted under the 2008 Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Company and its subsidiaries. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors and key persons. The option exercise price of each option will be determined by the Compensation Committee but may not be less than 100% of the fair market value of the common stock on the date of grant. Fair market value for this purpose will be the last reported sale price of the shares of common stock on the NASDAQ on the date of grant. The exercise price of an option may not be reduced after the date of the option grant.

The term of each option will be fixed by the Compensation Committee and may not exceed ten years from the date of grant. The Compensation Committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Compensation Committee. In general, unless otherwise permitted by the Compensation Committee, no option granted under the 2008 Plan is transferable by the optionee other than by will or by the laws of descent and distribution, and options may be exercised during the optionee’s lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity.

Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the Compensation Committee or by delivery (or attestation to the ownership) of shares of common stock that are beneficially owned by the optionee for at least six months or were purchased in the open market. Subject to applicable law, the exercise price may also be delivered to the Company by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, the Compensation Committee may permit non-qualified options to be exercised using a net exercise feature which reduces the number of shares issued to the optionee by the number of shares with a fair market value equal to the exercise price.

To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.

The number of options to be received under the 2008 Plan by the Company’s named executive officers, current executive officers as a group, current directors who are not executive officers as a group (other than the automatically granted non-qualified stock options), nominees elected as directors, associates of any such directors, executive officers or nominees, any person who could receive 5% of such options, and all employees including current officers who are not executive officers, as a group, is not determinable because grants of options under the 2008 Plan are within the discretion of the Compensation Committee.

Automatic Option Grants to Non-Employee Directors.  The 2008 Plan provides that each non-employee Director who is serving as Director of the Company shall be granted a Non-Qualified Stock Option to acquire shares of Stock valued at $35,000 on the grant date (valued using the Black Sholes valuation method). The Stock Options to Directors shall be granted at the same time as the annual grant of equity to the management team or in no event later than five (5) business days following the annual shareholders meeting. The automatically granted stock options expire ten years after the date of grant. The administrator, in its discretion, may also grant additional non-qualified stock options to non-employee directors.

Stock Appreciation Rights.  The Compensation Committee may award stock appreciation rights subject to such conditions and restrictions as the Compensation Committee may determine. Stock appreciation rights entitle the recipient to shares of common stock equal to the value of the appreciation in the stock price over the exercise price. The exercise price is the fair market value of the common stock on the date of grant.

Restricted Stock.  The Compensation Committee may award shares of common stock to participants subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals (as summarized above) and/or continued employment with us through a specified restricted period. The 2008 Plan provides minimum vesting periods for grants of restricted stock to employees.

Automatic Restricted Stock Grants to Non-Employee Directors.  The 2008 Plan provides that each non-employee Director who is serving as Director of the Company shall be granted restricted stock valued at

$35,000 on the grant date. The restricted stock to Directors shall be granted at the same time as the annual grant of equity to the management team or in no event later than five (5) business days following the annual shareholders meeting.

Deferred Stock Awards.  The Compensation Committee may grant deferred stock awards to any participants. Deferred stock awards are awards of phantom stock units that are ultimately payable in the form of shares of common stock and may be subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals (as summarized above) and/or continued employment with the Company through a specified vesting period. In the Compensation Committee’s sole discretion, it may permit a participant to make an advance election to receive a portion of his or her future cash compensation otherwise due in the form of a deferred stock award, subject to the participant’s compliance with the procedures established by the Compensation Committee and requirements of Section 409A of the Code. During the deferral period, the deferred stock awards may be credited with dividend equivalent rights. The 2008 Plan provides minimum vesting periods for grants of deferred stock awards to employees.

Unrestricted Stock Awards.  The Compensation Committee may also grant shares of common stock which are free from any restrictions under the 2008 Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.

Cash-Based Awards.  The Compensation Committee may grant cash bonuses under the 2008 Plan to participants. The cash bonuses may be subject to the achievement of certain performance goals (as summarized above).

Dividend Equivalent Rights.  The Compensation Committee may grant dividend equivalent rights to participants which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of common stock. Dividend equivalent rights may be granted as a component of another award (other than a stock option or stock appreciation right) or as a freestanding award. Dividend equivalent rights may be settled in cash, shares of common stock or a combination thereof, in a single installment or installments, as specified in the award.

Change of Control Provisions.  The 2008 Plan provides that upon the effectiveness of a “sale event” as defined in the 2008 Plan, except as otherwise provided by the Compensation Committee in the award agreement, all stock options and stock appreciation rights will automatically become fully exercisable and the restrictions and conditions on all other awards with time-based conditions will automatically be deemed waived, unless the parties to the sale event agree that such awards will be assumed or continued by the successor entity. Awards with conditions and restrictions relating to the attainment of performance goals may become vested and non-forfeitable in connection with a sale event in the Committee’s discretion. In addition, in the case of a sale event in which the Company’s stockholders will receive cash consideration, the Company may make or provide for a cash payment to participants holding options and stock appreciation rights equal to the difference between the per share cash consideration and the exercise price of the options or stock appreciation rights.

Adjustments for Stock Dividends, Stock Splits, Etc.  The 2008 Plan requires the Compensation Committee to make appropriate adjustments to the number of shares of common stock that are subject to the 2008 Plan, to certain limits in the 2008 Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

Tax Withholding.  Participants in the 2008 Plan are responsible for the payment of any federal, state or local taxes that the Company is required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. Subject to approval by the Compensation Committee, participants may elect to have the minimum tax withholding obligations satisfied by authorizing the Company to withhold shares of common stock to be issued pursuant to the exercise or vesting.

Amendments and Termination.  The Board may at any time amend or discontinue the 2008 Plan and the Compensation Committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent. To the extent required under the rules of the NASDAQ, any amendments that materially change the terms of the 2008 Plan will be subject to approval by our stockholders. Amendments shall also be subject to approval by our stockholders if and to the extent determined by the Compensation Committee to be required by the Code to preserve the qualified status of incentive options or to ensure that compensation earned under the 2008 Plan qualifies as performance-based compensation under Section 162(m) of the Code.

Effective Date of 2008 Plan.  The Board initially adopted the 2008 Plan on February 7, 2008, it was subsequently approved by our stockholders and became effective on June 4, 2008. The Board amended the 2008 Plan on March 22, 2011, and the amendment was effective on June 1, 2011. The Board amended the 2008 Plan on January 31, 2013 to add an additional 2,000,000 shares, and such amendment will be effective upon approval by our stockholders. Awards of incentive options may be granted under the 2008 Plan until the date that is 10 years from the date of Board approval of the second amended 2008 Plan. No other awards may be granted under the 2008 Plan after the date that is 10 years from the date of stockholder approval of the second amended 2008 Plan.

New Plan Benefits

Because the grant of awards under the 2008 Plan is within the discretion of the Compensation Committee, the Company cannot determine the dollar value or number of shares of common stock that will in the future be received by or allocated to any current executive, current non-employee directors (other than the automatically granted awards) or any non-executive officers under the 2008 Plan. Information about the non-qualified stock options automatically granted to non-employee directors can be found herein under the heading “Automatic Option Grants to Non-Employee Directors.” Information about restricted stock automatically granted to non-employee directors can be found herein under the heading “Automatic Restricted Stock Grants to Non-Employee Directors.” Accordingly, in lieu of providing information regarding benefits that will be received under the 2008 Plan, the following table provides information concerning the benefits that were received by the following persons and groups during 2012: each named executive officer; all current executive officers, as a group; all current directors who are not executive officers, as a group; and all employees who are not executive officers, as a group.

	Options		Restricted Stock
Name and Position	Average Exercise Price	Number (#)	Dollar Value ($)	Number (#)
Thomas E. D'Ambra, Chairman, President and CEO	$2.93	80,000	$2.93	26,666
Steven R. Hagen, Senior Vice President, Pharmaceutical Development and Manufacturing	$2.93	30,000	$2.93	10,000
Lori M. Henderson, Vice President, General Counsel and Secretary	$2.93	35,000	$2.93	11,666
Michael M. Nolan, Chief Financial Officer, Vice President and Treasurer	$3.43	100,000	$3.43	50,000
Bruce J. Sargent, Senior Vice President, Drug Discovery	$2.93	30,000	$2.93	10,000
Mark Frost, former Chief Financial Officer	$2.93	40,000	$2.93	13,333
All executive officers, as a group	$3.09	315,000	$3.14	121,665
All current directors who are not executive officers, as a group	$2.59	60,000	—	—
All current employees who are not executive officers, as a group	$2.90	55,000	3.02	18,333
Summary of Federal Income Tax Consequences

The following is a summary of the principal federal income tax consequences of certain transactions under the 2008 Plan. It does not describe all federal tax consequences under the 2008 Plan, nor does it describe state or local tax consequences.

Incentive Options.  No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) the Company will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares of common stock acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the option price thereof, and (ii) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive option is paid by tendering shares of common stock.

If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Options.  No income is realized by the optionee at the time the option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of common stock on the date of exercise, and we receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Other Awards.  The Company generally will be entitled to a tax deduction in connection with an award under the 2008 Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.

Parachute Payments.  The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on Deductions.  Under Section 162(m) of the Code, the Company’s deduction for certain awards under the 2008 Plan may be limited to the extent that the Chief Executive Officer or other executive officer whose compensation is required to be reported in the summary compensation table (other than the Principal Financial Officer) receives compensation in excess of $1 million a year (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code). The 2008 Plan is structured to allow certain awards to qualify as performance-based compensation.

Equity Compensation Plan Information

The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2012:

	Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted Average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plan (excluding securities referenced in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1):	2,388,766	$5.90	1,343,002(2)
Equity compensation plans not approved by security holders:	N/A	N/A	N/A
Total	2,388,766	$5.90	1,343,002

(1)	Consists of options outstanding under the Company’s 1998 Stock Option and Incentive Plan, the Company’s 2008 Stock Option Plan and the Company’s Employee Stock Purchase Plan (“ESSP”). Does not include restricted stock or purchase rights accruing under the ESPP because the purchase price (and therefore the number of shares to be purchased) will not be determined until the end of the purchase period.
(2)	Includes 1,106,443 shares available under the 2008 Plan and 236,559 shares available under the ESPP as of December 31, 2012.

PROPOSAL 5

ADVISORY VOTE REGARDING COMPENSATION OF
THE COMPANY’S NAMED EXECUTIVE OFFICERS

In accordance with Section 14A of the Exchange Act, the Company is providing shareholders with the opportunity to vote on the compensation of the Company’s named executive officers as disclosed in this proxy statement. This is commonly known as a “say-on-pay” vote. At the 2011 Annual Meeting of Shareholders, the Company’s shareholders voted, on a non-binding advisory basis, for the Company to hold future, non-binding advisory votes on the compensation of the Company’s named executive officers on an annual basis. In light of this result and after a discussion of the Board of Directors, the Board of Directors determined that the Company will hold future non-binding, advisory votes on executive compensation on an annual basis until the next required non-binding advisory vote on the frequency of such future non-binding, advisory votes on executive compensation. At the Annual Meeting, the Company is presenting to shareholders the following non-binding, advisory resolution regarding the approval of the compensation of the Company’s named executive officers:

RESOLVED, that the compensation paid to the Company’s named executive off|ficers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation table and narrative discussion, is hereby APPROVED.

Although the vote is non-binding, the Compensation Committee and the Board of Directors value your opinions and will consider the outcome of the vote in establishing compensation philosophy and making future compensation decisions.

As described more fully in the “Compensation Discussion & Analysis” and in the Summary Compensation Table and subsequent tables found herein the Company’s named executive officers are compensated in a manner consistent with our business strategy, competitive practice, sound compensation governance principles, and shareholder interests and concerns.

Vote Required For Approval:

The affirmative vote of a majority of the shares of the Company’s common stock present or represented by proxy and voting at the annual meeting is required for approval of this proposal. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal. Unless otherwise instructed, proxies solicited by the Board of Directors will be voted “FOR” this proposal.

Recommendation:

The Board of Directors of the Company unanimously recommends a vote FOR the approval of this proposal.

CORPORATE GOVERNANCE AND BOARD MATTERS

The Board of Directors and its Committees

The Board of Directors currently consists of seven (7) members. The Board of Directors is divided into three classes and each year one of those classes must stand for election. The Board of Directors of the Company held five (5) formal meetings and four (4) voluntary meeting/conference calls during 2012. During 2012, each of the incumbent directors then serving attended 100% of the total number of formal meetings of the Board of Directors, except for Mr. Marth and Mr. Leung who each missed one meeting. The Board of Directors has established an Audit Committee (the “Audit Committee”), a Compensation Committee (the “Compensation Committee”), and a Nominating and Corporate Governance Committee (the “Nominating Committee”). Each of the incumbent directors then serving attended 100% of the total number of committee meetings of which they were members, except Mr. Leung and Mr. Marth who each missed one meeting. The Board encourages directors to attend annual meetings of stockholders and all directors then serving were in attendance at the 2012 Annual Meeting of Stockholders.

Independence of Members of the Board of Directors

The Board of Directors has determined that the Company’s non-employee directors, Veronica G. H. Jordan, Ph.D., Gabriel Leung, William S. Marth, Kevin O’Connor, Arthur J. Roth, and Una S. Ryan, Ph.D., O.B.E., are independent within the meaning of the director independence standards of the NASDAQ Stock Market, Inc. (“NASDAQ”) and the director independence standards of the Securities and Exchange Commission (“SEC”). Furthermore, the Board of Directors has determined that each member of the Audit and Compensation Committees of the Board of Directors is independent within the meaning of the director independence standards of NASDAQ and the SEC, and that each member of the Audit Committee meets the heightened director independence standards of the SEC for audit committee members.

The Lead Independent Director.  Mr. Roth assumed this role in June of 2012. Mr. Roth has been assigned several responsibilities designed to enhance Board effectiveness, including coordinating and moderating executive sessions of the Board’s independent directors, acting as principal liaison between the Board and Company management, advising the Chairman regarding scheduling and content of Board meetings, and working with the Chairman and independent directors in other areas to improve corporate governance. The Lead Independent Director meets with the Board of Directors in executive session toward the end of every Board meeting.

Board Leadership Structure

The positions of Chairman and CEO currently are combined at the Company and Dr. D’Ambra currently serves as the Chairman of the Board, President and Chief Executive Officer of the Company. The Company’s policy as to whether the roles of the Chairman and CEO should be separate is to adopt the practice which best serves the Company’s needs at any particular time. The Company believes this governance structure is appropriate and effective for the Company given that Dr. D’Ambra is a founder of the Company and has provided consistently strong leadership since the inception of the Company in 1991. Dr. D’Ambra’s dual role provides the opportunity for better decision making and Board leadership given the greater level of information provided through his access to both management and the Board. The dual role provides a higher level of communication between management and the Board on all matters. We believe having one person serve as both CEO and Chairman of the Board also eliminates the potential of duplication of efforts and inconsistent actions. In addition, the role of the Lead Independent Director provides additional support for the Company’s corporate governance structure and, at present, the Board believes that the current structure effectively maintains independent oversight of management.

The Audit Committee

The Audit Committee appoints the independent registered public accounting firm to audit the Company’s financial statements and to perform services related to such audit, reviews the scope and results of the audit with the independent registered public accounting firm, reviews the Company’s year-end operating results with management and the independent registered public accounting firm, considers the adequacy of the internal accounting procedures and considers the effect of such procedures on the accountants’ independence. The

Committee has the right to retain outside independent consultants. The Audit Committee currently consists of Mr. Roth (Chair), Dr. Jordan, Mr. Leung and Mr. Marth, each of whom is independent as defined by the applicable rules of NASDAQ and the SEC, and as affirmed by the Board of Directors. The Board of Directors has determined that Mr. Roth qualifies as an “audit committee financial expert” as such term is defined by the rules adopted by the SEC. The Audit Committee held five (5) meetings during 2012. A copy of the Audit Committee Charter is available on the Company’s website at www.amriglobal.com under the Investor Relations section.

The Compensation Committee

The Compensation Committee reviews and recommends the compensation arrangements for executive officers, including the Chief Executive Officer, and reviews general compensation levels for other employees as a group, determines equity-based awards to be granted to eligible persons under the Company’s 2008 Stock Option and Incentive Plan (the “2008 Stock Plan”) and Technology Development Incentive Plan and takes such other action as may be required in connection with the Company’s compensation and incentive plans. The Compensation Committee also reviews and recommends compensation for the Board of Directors. The Compensation Committee consists of Dr. Jordan (Chairwoman), Mr. O’Connor and Dr. Ryan, each of whom is independent as defined by the applicable rules of NASDAQ and the SEC, and as affirmed by the Board of Directors. The Compensation Committee held six (6) meetings during 2012. A copy of the Compensation Committee Charter is available on the Company’s website at www.amriglobal.com under the Investor Relations section.

The Compensation Committee has the right to retain and dismiss outside independent consultants. Throughout 2012, the Compensation Committee engaged an independent outside compensation consultant, Pearl Meyer & Partners of Boston, MA (“PM&P”), to advise it on matters related to the executive officers and board compensation. PM&P has participated in most Compensation Committee meetings since 2008. In consultation with PM&P, the Compensation Committee made certain determinations discussed below regarding 2012 full year compensation levels for executive officers and board members. PM&P did not provide any other services to the Company in 2012 and does not have any conflicts of interest in connection with the performance of its services for the Compensation Committee.

The Nominating Committee

The Nominating Committee consists of Messrs. O’Connor (Chair) and Roth, and Dr. Ryan, all of whom are independent for purposes of the listing standards of NASDAQ. The Nominating Committee is responsible for the implementation of the Company’s Corporate Governance Guidelines. The Committee evaluates the performance of the CEO and the Board of Directors. In addition, the Committee makes recommendations to the Board of Directors of candidates for election to the Board of Directors. In evaluating and determining whether to recommend a person as a candidate for election as a director, the Nominating Committee considers the minimum qualifications set forth in the Nominating Committee Charter including:

•	the highest personal and professional integrity,
•	demonstrated exceptional ability and judgment,
•	effectiveness, in conjunction with the other members of the Board, in collectively serving the long-term interests of the Company’s stockholders,
•	the nominee shall be highly accomplished in his or her respective field, with superior credentials and recognition,
•	the nominee shall have sufficient time and availability to devote to the affairs of the Company, particularly in light of the number of boards on which the nominee may serve; and
•	to the extent such nominee serves or has previously served on other boards, the nominee shall have a demonstrated history of actively contributing at board meetings.

The Nominating Committee may employ a variety of methods for identifying and evaluating nominees for director including retaining outside independent consultants. While the Company does not have a formal diversity policy for Board membership, the Board seeks directors who represent a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions. The Nominating Committee considers, among other factors, diversity with respect to viewpoint, skills, experience and community involvement in its evaluation of candidates for Board membership. Such diversity considerations are discussed by the Nominating Committee in connection with the general qualifications of each potential nominee.

The Committee may assess the size of the Board of Directors, the need for particular expertise on the Board, the upcoming election cycle of the Board of Directors and whether any vacancies are expected, due to retirement or otherwise. In the event that vacancies are anticipated or otherwise arise, the Committee will consider various potential candidates for director which may come to the Nominating Committee’s attention through current directors, professional search firms, stockholders or other persons. The Nominating Committee will consider candidates recommended by stockholders, when the nominations are properly submitted, under the criteria summarized above. Following verification of the stockholder status of persons proposing candidates, the Nominating Committee makes an initial analysis of the qualifications of any recommended candidate pursuant to the criteria summarized above to determine whether the candidate is qualified for service on the Board of Directors before deciding to undertake a complete evaluation of the candidate. The same identifying and evaluating procedures apply to all candidates for director nomination, including candidates submitted by stockholders. See “Submission of Stockholder Proposals for 2014 Annual Meeting” in this Proxy Statement. The Nominating Committee held three (3) meetings during 2012. A copy of the Nominating Committee Charter is available on the Company’s website at www.amriglobal.com under the Investor Relations section.

Board Performance Self-Assessment

Each year the Board of Directors evaluates its performance and effectiveness. Each director completes an evaluation form developed by the Nominating and Governance Committee to solicit feedback on specific aspects of the Board’s role, organization, and meetings. The collective ratings and comments are compiled by the Corporate Secretary and presented to the full Board. Each Board Committee conducts an annual performance self-assessment through a similar process.

Enterprise Risk Management

The Company has established a Risk Management Committee that employs a number of risk identification and mitigation strategies. The Committee has surveyed the business to identify risks, analyze the probability of occurrence and impact to our business of those risks, and oversee mitigation efforts. The Committee conducts periodic reviews of ongoing business performance, financial results and future opportunities and risks. The Committee regularly reports to the full Board of Directors.

Stockholder Communication

The Board of Directors welcomes the submission of any comments or concerns from stockholders and any interested parties. Communications should be addressed to Lori M. Henderson, Secretary, Albany Molecular Research, Inc., 26 Corporate Circle, P.O. Box 15098, Albany, NY 12212-5098 and marked to the attention of the Board of Directors or any of its committees or individual directors.

Code of Ethics and Business Conduct Guidelines

The Company has adopted a Code of Ethics and Business Conduct Guidelines, which is applicable to all directors, officers and employees of the Company. The Code of Ethics and Business Conduct Guidelines is available on the Company’s website, www.amriglobal.com, under the Investor Relations section. Any amendments to, or waivers of, the Code of Ethics and Business Conduct Guidelines which applies to any of our executive officers or directors will be disclosed on our website promptly following the date of such amendment or waiver.

COMPENSATION DISCUSSION AND ANALYSIS

We provide a competitive total compensation package to our executive management team through a combination of base salary, an annual cash incentive, long-term equity incentive grants, a broad-based benefits program, competitive employment agreements and, in some instances, non-recurring perquisites. In 2012, our stockholders voted on an advisory basis with respect to our compensation program for named executive officers. Of the votes cast (excluding abstentions and broker non-votes), 88% were cast in support of the program. In light of this, in reviewing the executive compensation program for 2013, the Compensation Committee of the Board of Directors (the “Compensation Committee”) decided to retain the general overall program design, which ties a significant portion of the executives’ pay closely with our performance. In the future, the Compensation Committee will continue to consider the executive compensation program in light of changing circumstances and stockholder feedback. This Compensation Discussion and Analysis explains our compensation philosophy and policies and practices with respect to our chief executive officer, current and former chief financial officer, and the other three most highly-compensated executive officers, who are collectively referred to as the named executive officers.

Executive Summary — 2012 Results

In early 2012, the Company established aggressive goals related to the growth in contract revenue and operating margin, excluding royalties received based on certain licensed products. The Board of Directors agreed on performance targets that required at least 4% overall growth in contract revenue, notwithstanding the planned restructurings designed to consolidate sites, and at least 28% growth in contract operating margin. Recognizing the changing nature of the Company’s revenue base as certain historic royalties begin to diminish in 2013, the Compensation Committee placed the largest weighting on the operating margin growth measure for 2012 and 65% of the executive annual cash incentive program was weighted on meeting operating margin targets, with the remaining 35% of such cash incentive program being tied to revenue targets. 2012 was a turn-around year for the Company, reflecting the impact of certain steps taken during 2011 and 2012 to cut costs and re-allocate the Company’s resources in line with customer demand. The Company achieved a return to growth in overall revenue and contract revenue and a significant increase in operating profit, when compared to 2011. The Company was successful in achieving its “Target” revenue objective and its “Superior” operating profit objective, resulting in cash incentive payments to the named executive officers as set forth more fully herein. In addition, in early 2012 as described in last year’s proxy statement, the Compensation Committee awarded each executive a 5% increase in base salary, which increases were effective in March 2012. As in prior years, the Compensation Committee determined to continue the modest grants of equity awards to the executive staff, and as discussed further below, provided certain performance-based equity grants to Dr. D’Ambra for 2012, which awards had not been provided in any year prior to 2011 given Dr. D’Ambra’s holdings of AMRI common stock. During 2012, the Company negotiated separation arrangements with its former Chief Financial Officer and employment arrangements with the current Chief Financial Officer who joined AMRI in September. These arrangements included certain payments and benefits that will not be recurring and which are described herein. The Compensation Committee did not approve any additional perquisites for the executive staff, which remain modest and are only those perquisites that are also available to other employees of the Company. Early in 2012, the Compensation Committee, in consultation with its independent consultants, determined to revise certain aspects of the executive employment agreements to more appropriately align them with current practice in the industry. The amended employment agreements were described in last year’s proxy statement and are further referred to herein.

With respect to Dr. D’Ambra, the Compensation Committee is aware of the compensation earned by Dr. D’Ambra pursuant to the Technology Development Incentive Plan established by the Company. The Compensation Committee considers that such amounts, which are earned based on Dr. D’Ambra’s scientific discoveries and the resulting royalties on those discoveries, are not to be included as part of his executive compensation as it is considered by the Compensation Committee. Dr. D’Ambra is only eligible to receive Technology Development Incentive payments as long as, and to the extent that, the Company receives royalties based on the technology invented by Dr. D’Ambra and such payments are not dependent on his being employed by the Company. As such, any such amounts are excluded when reviewing Dr. D’Ambra’s overall compensation levels, both individually and in comparison to the peer group.

The Objectives of our Executive Compensation Program

The Compensation Committee is composed of independent directors. The primary purpose of the Compensation Committee is to review, oversee, and evaluate our executive compensation policies, strategies and programs.

Our executive compensation programs are designed to achieve the following objectives:

•	Attract and retain key executive talent by providing compensation and benefit opportunities that are comparable to those offered by life science, biotech, research and other technology industry appropriate companies of similar size.
•	Provide a competitive total compensation package based on an executive meeting or exceeding annually defined short- and long-term business goals that align with the creation of shareholder value.
•	Recognize, and reward individual contributions to departmental and overall business results.
•	Foster a shared commitment among executives to meeting departmental and company goals while promoting the Company’s shared core values.

Compensation Philosophy and Principles

It is the philosophy of the Compensation Committee that the executive compensation program be both performance- and market-based, and that a significant portion of compensation be allocated to short- and long-term variable performance-based compensation instruments. Our compensation philosophy for our executive officers is to provide base salaries that are slightly below market median for similarly situated executives in comparable firms, and to provide incentives that approximate the median of the market for achieving target level performance. Actual base salaries may vary from this generally targeted position based on the performance, tenure, experience and contributions of the individual. Actual annual cash incentives will vary with the annual performance of the Company and the individual. Actual total cash compensation can be less than or greater than the median of the market, based on these factors. To balance both short- and long-term objectives and to align the executives with shareholders, long-term incentives are awarded and may vary based on performance, market levels, and expected contributions.

We strive to attract and retain executives with the ability and the experience necessary to lead and deliver strong performance to our shareholders by providing a total compensation package that is competitive. We benchmark our salary, target incentive levels and practices, as well as performance results in relation to other comparable industry companies of similar size in terms of revenue, number of employees and market capitalization. We believe this group of companies (which is set forth below) represents an appropriate peer group as it includes similar organizations with whom we would compete for executive talent. We periodically review the companies in our peer group in order to maintain an appropriate group in terms of size and business model similarity.

Because we maintain a balanced compensation approach featuring a variety of elements designed to achieve the Company’s short- and long-term objectives, we do not believe that the program is structured to promote inappropriate risk-taking by our executives, nor do we believe that a focus on near-term challenges in 2012 and 2013 will ultimately detract from our ability to progress toward our long-term objectives. We believe that our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. Our program has always been designed to ensure that long-term incentives are an important element of core compensation. In addition, we believe specific elements of the program operate to moderate risk-taking behavior. For instance, our annual cash incentive award program has maximum limits of payout that can be attained. Furthermore, we believe that in evaluating and approving specific individualized performance goals for our executives, the Compensation Committee is cognizant of and sensitive to the need to properly align management’s incentives with the overall strategic objectives of the Company.

Comparative Consideration

In 2011, the Compensation Committee engaged Pearl Meyer and Partners (“PM&P”) to conduct a review of comparable compensation practices for the executive officer group. PM&P is independent and does not provide other services to the Company. This review included an update of the established peer group of publicly traded companies, which peer group had been last reviewed in 2008. Each position in the senior executive team including the CEO, CFO, and the other named executive officers was benchmarked against a comparator group of publicly traded peer companies. The “Peer Group” which was reviewed and approved by the Compensation Committee currently consists of a group of 12 companies. When compiled in 2011, the peer group included a total of 16 companies but those that have been acquired or otherwise are no longer in independent corporate form were not considered during the Committee’s 2012 deliberations and are not listed below.

Accelrys Inc.
Affymetrix, Inc.
BioClinica Inc.
Cambrex Corp.
Emergent BioSolutions Inc.
Enzo Biochem Inc.

Luminex Corp.
Medidata Solutions Inc.
Meridian Bioscience Inc.
Myriad Genetics Inc.
PDI Inc.
TECHNE CORP.

The Compensation Committee, in consultation with PM&P, focused the Peer Group on companies in the life sciences industry that are contract research organizations, contract manufacturers and companies that provide research related services and products to the life sciences industry. Pure pharmaceutical companies were not included in the Peer Group as the Compensation Committee and PM&P both feel those companies are not appropriate comparables as they tend to have different business models and compensation practices in place. At the time the Peer Group was reviewed most peer firms had revenues similar to the Company’s revenues, however, the market capitalization of the majority of the comparator firms was significantly higher than that of the Company.

In addition to the proxy data collected from the Peer Group, established published surveys of life sciences, biotechnology, research and other technology industries are used to assess our estimates of competitive market pay levels and practices. The benefit of published survey data is the large sample size of incumbents within companies of similar size and industry. The larger sample size, relative to publicly disclosed compensation data of our peers, increases the reliability of the data.

We review median compensation levels for executives for the peer group and companies represented in the surveys, but we do not set specific target ranges related to industry peers for individual executive compensation decisions. The median is used as one point of reference in making compensation decisions.

Key Compensation Elements and Determinants

Factors Used in Determining Pay

The table below provides an overview of the elements, purpose and determination factors of the three core compensation elements used in our current compensation program.

Compensation Element	Purpose	Determinations and Adjustments	Deliverable
Base Salary and Benefits	Attract and retain executive officers through competitive pay and benefit programs	Individual performance, experience, tenure, competitive market data and trends, internal equity among positions within the Company with similar responsibilities, executive potential and the Company’s business outlook	Base salary — fixed bi-weekly cash payments Benefits — annual health and welfare insurance, retirement savings programs and stock purchase programs
Annual Non-Equity Incentive Award	Create an incentive for the achievement of pre-defined annual business objectives	For target non-equity percentages — competitive market data and trends and internal equity among positions within the Company with similar responsibilities

		For actual non-equity payouts — performance against pre-established criteria in the annual cash incentive plan and individual performance	Annual variable cash payout, payable late in the first quarter of the following year
Long-Term Incentive Plan	Align the interests of executive officers over a multi-year period directly with the creation and preservation of long term shareholder value while creating appropriate recruiting and retention incentives through the use of multi-year vesting schedules	Annual award — individual performance, company performance, internal equity among positions within the Company with similar responsibilities and executive potential

New hire, promotion and special awards — internal equity among positions within the Company with similar responsibilities and market data and trends	Annual award — delivered using approximately 50% restricted stock awards and approximately 50% stock option awards, generally awarded in late first quarter

New hire, promotion and special awards — time based restricted stock awards and stock option awards

Each element of compensation outlined above is considered both individually and collectively when considering compensation matters. Compensation adjustments also consider the interrelation between each compensation element to ensure that the entire program is appropriately aligned. In addition, the Compensation Committee may also apply discretion in determining specific compensation levels of individual executives. The compensation program is evaluated annually taking into consideration evolving changes to the existing business strategy and plans of the Company.

The Compensation Committee considers recommendations regarding the level of compensation paid to executive officers when compared to competitive market data, and seeks input from the Chief Executive Officer and the Committee’s independent compensation consultant. In addition, the Chief Executive Officer assesses each executive officer’s contributions to the business and his or her ability to execute on our long-term strategy when making recommendations to the Committee regarding compensation, but cannot unilaterally implement compensation changes for any executives reporting directly to him. The Chief Executive Officer does not participate in the determination of his own compensation. The Committee regularly evaluates the CEO’s performance and reviews its discussions regarding our Chief Executive Officer’s performance and compensation with the full Board prior to communicating compensation decisions to our Chief Executive Officer.

Base Salary

It is our objective to have base salaries reflect position responsibilities and the incumbent or potential incumbent’s value to the Company in performing job responsibilities. Executives are considered for periodic merit and competitive pay increases, generally on an annual basis, in the first quarter of the fiscal year. Each of our named executive officers has entered into an employment agreement with the Company. The Company had an employment agreement with Mr. Frost prior to his departure from the Company. Minimum salaries are set in the agreement for the executives. These minimums have been determined by the Company and reviewed and confirmed with the Compensation Committee based on a variety of factors, such as market data for such position, the experience of the executive entering into the agreement and the cost of living in the executive’s home state.

In February, 2012, the Compensation Committee agreed that the executive officers would receive a 5% increase in base salary in 2012, such adjustment to be effective in April 2012. The determination of the amount of the base salary increase took into account the fact that the named executive officers did not receive any increase in their base salaries during 2011, based on the challenging market environment and corporate performance experienced during 2010 and 2011. Dr. D’Ambra’s base salary remained at the voluntarily reduced level of $400,000 during 2011 and he was similarly awarded a 5% increase in such base salary for 2012. Mr. Nolan joined the Company in September 2012 and his base salary was established at that time based on a review of comparable compensation arrangements for the peer group, the salary of the previous Chief Financial Officer and negotiations with Mr. Nolan prior to his joining the Company. In January 2013, the Compensation Committee agreed that the named executive officers would receive market based salary adjustments, such increase to be effective in April, 2013, the same date as the salary adjustments for the other US staff of the Company. The Committee determined that Dr. D’Ambra’s base salary should be returned to its pre-2010 level of $500,000, which is comparable to the 50th percentile of base salary for CEO’s in the Company’s peer group and recognizes the Company’s improved financial and operational performance during 2012.

The following table provides information regarding base salary provided to our named executive officers in 2012 and the base salary expected for 2013:

Name	Amount of 2012 Base Salary Adjustment	2012 Base Salary	Amount of 2013 Base Salary Adjustment	2013 Base Salary (effective April 2, 2013)
Thomas E. D’Ambra, Ph.D.	5%	$420,000	19%	$500,000
Michael M. Nolan(1)	N/A	$370,000	3%	$381,100
Mark Frost(2)	5%	$378,000	N/A	N/A
Steven R. Hagen, Ph.D.(3)	5%	$289,626	See Footnote 3	$322,946
Lori M. Henderson, Esq.	5%	$315,000	3%	$324,450
Bruce J. Sargent, Ph.D.	5%	$294,000	2%	$299,889

(1)	Mr. Nolan joined the Company on September 17, 2012.
(2)	Mr. Frost was the Company’s Chief Financial Officer through September 14, 2012.
(3)	In January, 2011, the Board of Directors of the Company provided a temporary increase to Dr. Hagen’s base salary to $370,604. Such base salary was then decreased in December 2011 to $322,946, which was the annual amount being paid to Dr. Hagen at the time of the Compensation Committee’s deliberations regarding the base salaries of the executive team in early 2012 and was considered a temporary base salary for Dr. Hagen. Along with the rest of the executive team, Dr. Hagen was granted a 5% increase in his base salary in April 2012 which led to his having a base salary of $289,626, excluding the amount of the temporary increase. The temporary base salary increase was implemented to allow Dr. Hagen more time to sell a home owned by him, which home was sold in October, 2012. Dr. Hagen was promoted in September 2012 to the position of Senior Vice President Pharmaceutical Development and Manufacturing at which time he was awarded a permanent base salary increase to $322,946, an 11.5% increase from his prior normalized base salary of $289,626.

Annual Non-Equity Incentive Plan Awards

Our compensation program provides for an annual non-equity incentive award that is linked to individual, department and company performance. The purpose of this program is to provide additional compensation for individuals based on attaining or exceeding individual specific, department specific and/or corporate goals. Goals and objectives for the executive officers for the fiscal year are recommended by the CEO and approved by the Compensation Committee. Specific goals and objectives for the CEO are set by the Compensation Committee in consultation with the full Board of Directors.

The non-equity incentive program is designed to motivate and reward achievement of critical financial and strategic goals and milestones. Non-equity incentive awards are earned for achieving target performance levels with potential for greater or lesser amounts depending upon actual performance and are designed to motivate the executive team to achieve or exceed financial performance goals to receive an award. No non-equity incentive is awarded if performance goals are not met.

At the beginning of each year, our Compensation Committee approves the corporate, department and individual goals under the non-equity incentive program and using competitive market practices as a guide in consultation with PM&P, establishes the potential non-equity incentive payouts for each named executive officer at threshold, target and superior performance levels. The following table outlines the threshold, target and superior payouts that an executive may receive (expressed as a percent of base salary).

Potential Non-Equity Incentive Payouts (% of Base Salary)

	Threshold	Target	Superior
Thomas E. D’Ambra, Ph.D.	30%	60%	90%
Steven R. Hagen, Ph.D.	20%	40%	60%
Lori M. Henderson, Esq.	20%	40%	60%
Michael M. Nolan	22.5%	45%	67.5%
Bruce J. Sargent, Ph.D.	20%	40%	60%
Mark Frost	22.5%	45%	67.5%

The following table outlines the specific weighting, by executive, for corporate versus individual goals and objectives.

	% Non-Equity Award Based on Corporate Performance Measurements	% Non-Equity Award based on Department/ Individual Measurements
Thomas E. D’Ambra, Ph.D.	70%	30%
Steven R. Hagen, Ph.D.	70%	30%
Lori M. Henderson, Esq.	70%	30%
Michael M. Nolan	70%	30%
Bruce J. Sargent, Ph.D.	70%	30%
Mark Frost	70%	30%

The portion of the executive’s non-equity award that was calculated on corporate performance measurements in 2012 was based on December 31, 2012 goals and results for:

•	Contract and Milestone revenue (Exclusive of Allegra/other royalty revenue) = 35% of corporate measure
•	Operating margin (Exclusive of Allegra/other royalty revenue) = 65% of corporate measure

Dr. D’Ambra’s individual goals were established to be drivers of the financial margin/profitability and revenue goals of the corporation, along with attaining specific business related goals and milestones, in support of each other executive officer. Mr. Frost’s goals, which were carried forward by Mr. Nolan, were based on implementation of certain credit arrangements to provide adequate liquidity for the Company, and completion of initiatives designed to streamline the Company’s worldwide operations in response to customer demand. Dr. Hagen’s goals were based on initiatives for the Company’s pharmaceutical services operations, as well as expansion and new business growth and leadership development targets for areas of the business for which he was responsible. Dr. Sargent’s individual goals were based on revenue initiatives for certain business lines, development of the Company’s biology efforts and business growth and leadership development targets for his areas of responsibility. Ms. Henderson’s goals were based on accomplishing certain outcomes related to litigation and other legal matters and completing initiatives designed to streamline the company’s worldwide operations.

Goals are set whenever possible by identifying metrics for threshold, target and superior levels of performance. The goals are designed to be in line with business objectives and are tied to the internal corporate budgeting process. The target goal is determined using prior year attainment, market conditions and setting reasonable performance expectations. Threshold and superior goals are established setting reasonable baseline and overachievement metrics, respectively. The Company is not disclosing the specific performance targets for the key strategic and financial goals because they represent confidential commercially sensitive information that the Company does not disclose to the public and it believes if disclosed would cause competitive harm. Goals such as improving production capacity, plant output, market share targets, cost reduction targets for materials, achieving milestone dates, achieving margin goals, and describing revenue targets for services are inherently competitive and if disclosed provide valuable insight of specific customers, markets, and areas where the Company is focusing. Goals, such as those whose focus is to improve competitive positioning, are naturally challenging due to the strong competition within the markets in which the Company operates.

Fiscal Year 2012 Non Equity Award Decisions

The corporate performance results for contract revenue target met the “Target” level and operating margin target met the “Superior” level in 2012. In addition, each executive officer did achieve all or a portion of his or her individual goals for the 2012 year, which achievement was factored in to the computation of the non-equity incentive payments for 2012. Based on the corporate performance to the agreed upon targets, the evaluation of performance against the individual goals, and certain recommendations by the CEO, the Company awarded non-equity incentive payments for 2012 as set forth below. These payments were made during the first quarter of 2013.

Executive	2012 Non-Equity Incentive Payment
Dr. Thomas E. D’Ambra	N/A	(1)
Dr. Steven R. Hagen	$172,108	(2)
Ms. Lori M. Henderson, Esq.	$154,665
Mr. Michael M. Nolan	$45,000	(3)
Dr. Bruce J. Sargent	$131,124
Mr. Mark Frost	$208,798	(4)

(1)	Dr. D’Ambra was eligible to receive a bonus for 2012 in the amount of $301,770 based on the Company’s performance and his performance against established personal goals. Dr. D’Ambra requested that the Compensation Committee not award him this bonus, but instead that the bonus be redistributed at the request of Dr. D’Ambra to other members of the AMRI staff and that $75,000 of such bonus amount be used by AMRI to make a charitable contribution.
(2)	Dr. Hagen was awarded a discretionary bonus of $100,000 in October, 2012 in recognition of his promotion to Senior Vice President which was treated as an offset to any potential bonus that would have been earned for his performance during 2012. Based on the Company’s actual results for 2012 and Dr. Hagen’s performance, he was eligible for a bonus in the amount of $152,108 for the 2012 year. Dr. Hagen’s 2012 bonus amount was enhanced by an additional $20,000 discretionary payment in recognition of his accomplishments during 2012 and the outstanding performance of the business units under his leadership, particularly the Company’s large scale manufacturing facility in Rensselaer, New York and he therefore received $72,108 as a bonus payment at the completion of 2012 at the time such payments were made to the other named executive officers.
(3)	Mr. Nolan joined the Company on September 17, 2012 and received a bonus related to the pro rata time of service based upon the actual achievement of the corporate goals set for the executives of the Company.
(4)	Mr. Frost’s bonus was calculated in the same manner as the other members of the executive staff and was paid in accordance with his Separation Agreement.

Technology Development Incentive Plan

The Company maintains a Technology Development Incentive Plan which was adopted and approved by the Board of Directors as an incentive to stimulate and encourage development of novel and innovative technology. Employees who are the inventors and involved in the development of intellectual property that directly results in licensing, royalty or milestone revenue are entitled to technology incentive compensation in accordance with the plan. Dr. D’Ambra, named as the inventor in our key Allegra patents, is eligible for payments of 10% of the royalties received by the Company from sanofi-aventis and other royalty paying entities under the terms of the Technology Development Incentive Plan. In 2012, Dr. D’Ambra was eligible for payment under this plan in the amount of $3,166,835. In addition, Dr. Sargent participated in the development of certain of the key compounds licensed to Bristol-Myers Squibb in 2005 and during 2012 received $750 in connection with a milestone award paid to the Company by Bristol-Myers Squibb.

Long Term Incentive Compensation

We maintain a long-term incentive program that provides for periodic awards of restricted common stock and option awards. Grants are typically made on an annual basis as recommended by the CEO and approved by the Compensation Committee. The objective of the program is to align compensation for the named executive officers over a multi-year period directly with the interests of our shareholders. In addition, this program is an important tool in the recruiting and retention of key employees. The program rewards the creation and preservation of long-term shareholder value.

We review the mix of long-term incentives, base salary and non-equity incentive payments with competitive market compensation data provided by PM&P. There is no specific fixed percentage of compensation set to be targeted as long-term compensation. It has been the Company’s practice for an annual award to be made by the Compensation Committee to executives and key employees.

The Compensation Committee delegated authority to the Chief Executive Officer to allocate equity awards to employees who are not executive officers with limits on the number of shares that can be granted to any one individual without Committee approval. The timing of awards are made without regard to anticipated earnings or other major announcements of the Company.

In general, certain newly hired employees, including executive officers, are granted stock options and/or other equity awards on the first day of employment, with the options having an exercise price based on the fair market value of our common stock on the date of grant. The employees’ start dates are scheduled without regard to anticipated earnings or other major announcements by the Company.

Executives may also be awarded stock options or grants as a means of long-term incentive compensation outside of the scheduled annual distribution. Grants of this nature above a stated level, as with the annual grant, must be recommended by the CEO and reviewed and approved by the Compensation Committee, and are generally awarded for specific exceptional performance, recognition, promotion, retention of a key employee, new employment packages or other extraordinary circumstances.

The equity awards provided to each executive in 2012 are detailed in the grants of Plan-Based Awards Table and the annual awards are described more fully below. Mr. Nolan received equity awards which are unrelated to the annual awards established by the Compensation Committee in connection with his commencement of employment in September 2012, based on the Compensation Committee’s review of industry comparable awards and following negotiation with Mr. Nolan.

Mix of Restricted Stock and Stock Options

The provisions of our stock incentive plan provide for the distribution of a number of potential equity incentive awards; however we have primarily utilized only stock options and restricted stock grants to date. In 2012 the Compensation Committee approved a long-term incentive grant for executives that represented a mix of restricted stock and non-qualified stock options. The mix was established such that 50% of the grant for the named executives was designated as restricted stock, while 50% was designated as non-qualified stock options. Because restricted stock shares are “full value” awards, we consider one share of restricted stock to have the equivalent value of three stock options.

In determining the use of long-term incentive instruments for 2012, the Committee considered the following factors:

•	The ‘at risk’ nature of the grant — Non-qualified stock options drive an executive to contribute to the creation of shareholder value through an increase in stock price in order to recognize any income at the time of exercise. This puts the option holdings at risk of generating no value if shareholders do not also recognize an increase in stock price.
•	The dilutive impact of the grant, as restricted stock awards under our plan require fewer number of shares to be granted to provide the same competitive value as options, and therefore the dilutive effect on earnings per share is generally lower with restricted stock.
•	The accounting impact of stock option expensing.
•	The tax implications to the Company and employee.
•	The value of each form of equity grant to the employee as a motivation and/or retention tool.
•	The number of shares granted to an executive relative to industry comparables.

Following the review of these factors, the Compensation Committee concluded that the benefits to the Company and to the executives of non-qualified stock options and restricted stock outweighed the benefits for incentive stock options. The Compensation Committee determined to award both restricted stock and non-qualified stock options to Dr. D’Ambra. Prior to 2011, based on Dr. D’Ambra’s personal holdings of the outstanding common stock of AMRI, Dr. D’Ambra requested and the Compensation Committee agreed that the equity grants should be made to the executive staff and the employees of the Company, allowing the Company to preserve the pool of shares available for such awards. During 2011, the Compensation Committee determined that the benefits to the Company in awarding such equity awards to Dr. D’Ambra were significant and would further align Dr. D’Ambra’s interests with those of the shareholders. As such, Dr. D’Ambra received an award of restricted stock and options in 2012 as described more fully herein.

Performance Vesting for Restricted Stock and Stock Options

In keeping with the Committee’s decision in 2011 to utilize performance criteria for a portion of the equity awards made to the named executive officers, the Compensation Committee adopted performance criteria for certain of the restricted stock and stock options granted to the executive team. Following consultation with PM&P, the Compensation Committee determined that a focus on profitability without royalty revenue was the Company’s critical focus area for 2012 given the approaching decline in the Allegra royalty revenue beginning in late 2013. As such, 100% of the 2012 equity awards to Dr. D’Ambra and 50% of the 2012 equity awards to the other members of the executive staff were performance based and require that the Company achieve certain goals in respect to contract operating margin in each year in order to vest. These equity awards, along with the time-based equity awards, vest 25% per year over four years. Based on the Company’s audited results for 2012, the Company did achieve the first year’s goal related to operating margin and thus 25% of the performance based awards granted in 2012 did vest in early 2013. However, the performance awards granted to the named executive officers in 2011 had performance goals that required 20% contract revenue growth on a year over year basis. During 2012, the Company did not achieve 20% year over year revenue growth when compared to 2011 and thus 25% of the 2011 performance based awards will be forfeited by Dr. D’Ambra and the executive staff. The named executive officers continue to be eligible to earn the remaining 50% of such 2011 award as the 20% revenue growth targets are established each year based on the actual revenue achieved at the end of each prior calendar year.

Employment Agreements

We have entered into employment agreements with all of our named executive officers, Dr. D’Ambra, Mr. Nolan, Ms. Henderson, Dr. Hagen and Dr. Sargent. The Company had an employment agreement with Mr. Frost prior to his departure from the Company. These agreements, which were amended and restated in April 2012, provide for a certain level of severance in the event of a termination of employment by us without cause or by the executives for good reason. In return, each executive agrees, during the term of employment and for a period of time thereafter, not to compete with us or solicit or hire our employees and independent contractors. We have also entered into Employee Innovation, Proprietary Information and Post- Employment Activity Agreements with each of our named executive officers. Under these agreements, each executive agrees, during the term of employment and for either one or two years thereafter, not to compete with the Company by engaging in the sale or performance of any similar services for competitors in our industry or to solicit our employees. We believe that these agreements together are fair to our executives and to our shareholders because these agreements provide severance in exchange for the restrictive covenants which protect us. Further, because the severance level is negotiated up front, it makes it easier for our board to terminate executives for any reason without the need for protracted negotiations.

The employment agreements with our named executive officers also provide additional protection to the officers in the event of a change in control, including full vesting of stock options and restricted stock and severance payments (for additional details, please see “Potential Payments upon Termination or Change-in-Control” section). Consistent with industry practice, our Compensation Committee believes it is fair to provide severance protection and accelerated vesting of equity grants upon a change in control. By agreeing up front to provide such protection, our Compensation Committee believes we can reinforce and encourage the continued attention and dedication of senior management to their assigned duties without distraction in the face of an actual or threatened change in control and ensure that management is motivated to negotiate the best merger consideration for our shareholders. The employment agreements, including the Agreement entered into with Mr. Nolan upon hiring and subsequently amended to provide for certain relocation benefits, are described in more detail in this Proxy Statement.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors and the Directors who served as members of the Compensation Committee during 2012 have reviewed and discussed with management the foregoing Compensation Discussion and Analysis and, based on such review and discussions, have recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

Compensation Committee

Veronica G.H. Jordan, Ph.D., Chairwoman
Kevin O’Connor
Una S. Ryan, Ph.D., O.B.E.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The following table summarizes, for the fiscal years ended December 31, 2012, 2011and 2010, the compensation awarded or paid to, or earned by, our “principal executive officer,” “principal financial officer”, three other highest paid executive officers whose total compensation in fiscal year 2012 exceeded $100,000 (our “Named Executive Officers”) and our former “principal financial officer”:

Name and Principal Position	Year	Salary		Bonus			Stock Awards(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation(4)		All Other Compensation(5)	Total
Thomas D'Ambra, Ph.D., Chairman, President & CEO	2012	$414,615			$—		$78,131	$115,200	$301,770	(6)	$3,180,407	$3,788,353
	2011	$400,000			$—		$104,997	$154,800	$—		$3,569,470	$4,229,267
	2010	$438,462			$—		$—	$—	$—		$3,465,600	$3,904,062
Steven R. Hagen, Ph.D., Senior Vice President	2012	$322,946	(8)		$120,000	(7)	$29,300	$43,200	$52,108	(7)	$10,930	$578,484
	2011	$362,387			$—		$45,938	$67,725	$—		$12,194	$488,244
	2010	$270,581			$60,000		$31,150	$40,110	$—		$11,653	$413,494
Lori M. Henderson, Vice President, General Counsel and Secretary	2012	$310,961			$—		$34,181	$50,400	$154,665		$11,338	$561,545
	2011	$271,154			$—		$102,291	$271,813	$—		$10,859	$656,117
	2010	$—			$—		$—	$—	$—		$—	$—
Michael M. Nolan, Vice President, Chief Financial Officer and Treasurer(1)	2012	$99,617			$484,642		$171,500	$165,000	$45,000		$1,864	$967,623
	2011	$—			$—		$—	$—	$—		$—	$—
	2010	$—			$—		$—	$—	$—		$—	$—
Bruce J. Sargent, Ph.D., Senior Vice President	2012	$290,231			$—		$29,300	$43,200	$131,124		$14,322	$508,177
	2011	$280,000			$—		$75,888	$112,125	$—		$18,422	$486,435
	2010	$249,767			$—		$31,150	$40,100	$—		$13,043	$334,060
Mark Frost(9)	2012	$271,762		$			$100,038	$57,600	$208,798		$126,987	$765,185
	2011	$360,500			$—		$61,248	$90,300	$—		$9,060	$521,108
	2010	$353,635			$—		$35,600	$45,840	$—		$9,060	$444,135
(1)	Mr. Nolan joined the Company in September 2012 and his base salary was established at that time based on a review of comparable compensation arrangements for the peer group, the salary of the previous Chief Financial Officer and negotiations with Mr. Nolan prior to his joining the Company. Mr. Nolan was paid a sign-on bonus in the amount of $34,083. On December 27, 2012, the Compensation Committee approved a relocation bonus payable to Mr. Nolan in consideration of Mr. Nolan’s relocation from the Boston Massachusetts area to the Albany New York region (“Relocation Bonus”). The Relocation Bonus, in the amount of $302,065, was paid to Mr. Nolan prior to the end of 2012. In addition, in accordance with the terms of the employee Agreement with Mr. Nolan, the Compensation Committee approved the payment of $129,829, which Mr. Nolan used to pay certain closing costs in connection with the sale of one home and the acquisition of the new home. Mr. Nolan was also paid an additional $18,665 which was used for temporary housing expenses. In addition, the Compensation Committee approved, and the Company has entered in to, an amendment to the Employment Agreement to require that the Relocation Bonus be repaid in the event that Mr. Nolan terminates employment with the Company voluntarily or is terminated by the Company for cause within 24 months of the date of the relocation. The other relocation expenses paid or payable to Mr. Nolan in connection with his relocation to the Albany New York area, including the closing costs referenced above, are required to be repaid under the terms of the Employment Agreement, in the event that Mr. Nolan terminates employment with the Company voluntarily or is terminated by the Company for cause within 24 months of the date of the relocation.
(2)	This column represents the aggregate grant date fair value of restricted stock awards with respect to the 2012, 2011 or 2010 fiscal year granted to each executive officer in accordance with FASB ASC Topic 718. For restricted stock, fair value is calculated using the average of the high and low price of our stock on the date of the grant. See Note 10 to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2012 regarding assumptions underlying the valuation of these equity awards. With respect to 2011, the value is calculated based on forfeiture of the first year (25%) of the performance based restricted stock awards based on 2011 forecasted results as of the grant date. If the maximum outcome in 2011 was achieved, the total amounts for each individual would have been: Dr. D’Ambra $139,997, Mr. Frost $69,998, Dr. Hagen $52,000, Ms. Henderson $109,947 and Dr. Sargent $82,450.
(3)	This column represents the aggregate grant date fair value of option awards with respect to the 2012, 2011, or 2010 fiscal year granted to each of the named executives in accordance with FASB ASC Topic 718. For stock options, fair value is calculated using the Black-Scholes calculated value on the date of the grant. See Note 10 to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2012 regarding assumptions underlying the valuation of these equity awards. With respect to 2011, the value is calculated based on forfeiture of the first year (25%) of the performance based option grants based on 2011 forecasted results as of the grant date. If the maximum outcome in 2011 was achieved, the total amounts for each individual would have been: Dr. D’Ambra $206,400, Mr. Frost $103,200, Dr. Hagen $77,400, Ms. Henderson $283,100 and Dr. Sargent $121,800.
(4)	This column represents earnings derived from payments from our annual incentive program. Each named executive was eligible to receive a payment based on the achievement of personal, departmental and corporate goals set for 2012, 2011, or 2010.
(5)	See the All Other Compensation Table below for additional detailed information.
(6)	Dr. D’Ambra was eligible to receive a bonus for 2012 in the amount of $301,770 based on the Company’s performance and his performance against established personal goals. Dr. D’Ambra requested that the Compensation Committee not award him this bonus, but instead that the bonus be redistributed at the request of Dr. D’Ambra to other members of the AMRI staff and that $75,000 of such bonus amount be used by AMRI to make a charitable contribution.
(7)	Dr. Hagen was awarded a discretionary bonus of $100,000 in October, 2012 in recognition of his promotion to Senior Vice President which was treated as an offset to any potential bonus that would have been earned for his performance during 2012. Based on the Company’s actual results for 2012 and Dr. Hagen’s performance, he was eligible for a bonus in the amount of $152,108 for the 2012 year. Dr. Hagen’s 2012 bonus amount was enhanced by an additional $20,000 discretionary payment in recognition of his accomplishments during 2012 and the outstanding performance of the business units under his leadership, particularly the Company’s large scale manufacturing facility in Rensselaer, New York and he therefore received $72,108 as a bonus payment at the completion of 2012 at the time such payments were made to the other named executive officers.
(8)	In January, 2011, the Board of Directors of the Company provided a temporary increase to Dr. Hagen’s base salary to $370,604. Such base salary was then decreased in December 2011 to $322,946, which was the annual amount being paid to Dr. Hagen at the time of the Compensation Committee’s deliberations regarding the base salaries of the executive team in early 2012 and was considered a temporary base salary for Dr. Hagen. Along with the rest of the executive team, Dr. Hagen was granted a 5% increase in his base salary in April 2012 which led to his having a base salary of $289,626, excluding the amount of the temporary increase. The temporary base salary increase was implemented to allow Dr. Hagen more time to sell a home owned by him, which home was sold in October, 2012. Dr. Hagen was promoted in September 2012 to the position of Senior Vice President Pharmaceutical Development and Manufacturing at which time he was awarded a permanent base salary increase to $322,946, an 11.5% increase from his prior normalized base salary of $289,626.
(9)	Mr. Frost was the Company’s Chief Financial Officer through September 14, 2012. Mr. Frosts’ salary earned from January 1, 2012 through September 14, 2012 was $271,762. Mr. Frost was also paid severance in the amount of $101,911 from September 15, 2012 to December 31, 2012 and received a vacation payout in the amount of $16,015. In 2012, the Company was required to expense the accelerated vesting of certain shares of Mr. Frost’s restricted stock in connection with his termination. The amount in the Stock Award column relating to Mr. Frost represents the grant date fair market value of the restricted stock that was not forfeited and the expense taken by the Company in relation to the acceleration of restricted stock pursuant to his separation in 2012.

All other Compensation

	Year	Payments Related to 401(k) Match(1)	Value of Life Insurance Premiums(2)	Tech Development Incentive Program(3)	Severance/ Vacation Pay(4)	Total
Thomas E. D'Ambra, Ph.D.	2012	$11,250	$2,322	$3,166,835	$—	$3,180,407
	2011	$11,000	$2,322	$3,556,148	$—	$3,569,470
	2010	$11,000	$2,322	$3,452,278	$—	$3,465,600
Steven R. Hagen, Ph.D.	2012	$9,688	$1,242	$—	$—	$10,930
	2011	$11,000	$1,194	$—	$—	$12,194
	2010	$10,411	$1,242	$—	$—	$11,653
Lori M. Henderson	2012	$10,096	$1,242	$—	$—	$11,338
	2011	$9,808	$1,051	$—	$—	$10,859
	2010	$—	$—	$—	$—	$—
Michael M. Nolan	2012	$1,708	$156	$—	$—	$1,864
	2011	$—	$—	$—	$—	$—
	2010	$—	$—	$—	$—	$—
Bruce J. Sargent, Ph.D.	2012	$11,250	$2,322	$750	$—	$14,322
	2011	$11,000	$2,322	$5,100	$—	$18,422
	2010	$9,991	$2,302	$750	$—	$13,043
Mark Frost	2012	$8,500	$561	$—	$117,926	$126,987
	2011	$8,250	$810	$—	$—	$9,060
	2010	$8,250	$810	$—	$—	$9,060

(1)	This column reports Company matching contributions to the named executives’ 401(k) savings account. Subject to caps imposed by the IRS, we provide a net contribution equal to 50% of salaried employees’ contribution to the 401(k) savings plan up to a maximum of 10% of salary.
(2)	This column represents taxable value of premiums made on the part of the Company to cover term life insurance for each of the named executive officers in the amount of two (2) times their base salary of the prior calendar year.
(3)	AMRI maintains a Technology Development Incentive Plan. In 2012, Dr. D’Ambra was eligible for a payment under the Plan in the amount of $3,166,835. Dr. D’Ambra, named as the inventor in our key Allegra patents, is eligible for payments of 10% of the royalties received from sanofi-aventis under the terms of the plan. Dr. Sargent was eligible for payment under the Plan in the amount of $750 due to his participation in the development of certain key compounds licensed to Bristol-Myers Squibb in 2005 and in connection with a milestone award paid to the Company by Bristol-Myers Squibb. For a description of the Technology Development Incentive Plan, see the “Compensation Discussion and Analysis — Technology Development Incentive Plan” section of this proxy statement.
(4)	This column represents paid severance in the amount of $101,911 to Mr. Frost from September 15, 2012 to December 31, 2012 and a vacation payout to Mr. Frost in the amount of $16,015 in 2012.

Grants of Plan-Based Awards

The following table provides information pertaining to equity awards granted to the named executives in 2012 as well as the non-equity incentive award potential for the named executive officers for the attainment of an incentive payout at the listed level, as explained in “Annual Non-Equity Incentive Awards” section of the Compensation Discussion and Analysis.

					Option and Stock Awards
		Estimated Future Payouts Under Non Equity Incentive Plan Awards(1):			All other Stock Awards: Number of Shares of Stock or units (#)(2)	All other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards(4)
Name	Grant Date	Threshold ($)	Target ($)	Superior ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Thomas E. D'Ambra, Ph.D.	2/17/2012	$126,000	$252,000	$378,000		80,000	$2.93	$115,200
	2/17/2012				26,666			$78,131
Steven R. Hagen, Ph.D.	2/17/2012	$57,925	$115,850	$173,776		30,000	$2.93	$43,200
	2/17/2012				10,000			$29,300
Lori M. Henderson	2/17/2012	$63,000	$126,000	$189,000		35,000	$2.93	$50,400
	2/17/2012				11,666			$34,181
Michael M. Nolan	9/17/2012	$83,250	$166,500	$249,750		100,000	$3.43	$165,000
	9/17/2012				50,000			$171,500
Bruce J. Sargent, Ph.D.	2/17/2012	$58,800	$117,600	$176,400		30,000	$2.93	$43,200
	2/17/2012				10,000			$29,300
Mark Frost(3)	2/17/2012	$85,050	$170,100	$255,150		40,000	$2.93	$57,600
	2/17/2012				13,333			$39,066

(1)	Columns (c), (d), and (e) reflect the Named Executive Officer’s (NEO) potential payments for attaining the level “Threshold”, “Target” or “Superior” for attainment of their 2012 goals and objectives. Payments actually made are reflected in the Summary Compensation Table and reflect the Company’s actual performance against the 2012 goals and objectives. For a description on the attainment of 2012 goals and objectives, see the “Compensation Discussion and Analysis — Fiscal Year 2012 Non Equity Award Decisions” section of this proxy statement.
(2)	Restricted stock and non-qualified stock option awards vest as follows: 100% of the 2012 equity awards to Dr. D’Ambra and 50% of the 2012 equity awards to the other members of the executive staff were performance based and require that the Company achieve certain goals in respect to contract operating margin in each year in order to vest (the “2012 Performance Targets”). These equity awards, along with the time-based equity awards, vest 25% per year over four years. Based on the Company’s audited results for 2012, the Company did achieve the first year’s goal related to operating margin and thus 25% of the performance based awards granted in 2012 did vest in early 2013.
(3)	Mr. Frost was the Company’s Chief Financial Officer through September 14, 2012. Mr. Frost was granted 13,333 shares of restricted stock in 2012. However, upon his termination of employment, he forfeited 6,666 shares. Mr. Frost was granted 40,000 shares of non-qualified stock options in 2012. Upon his termination of employment, he forfeited the 40,000 shares granted in 2012.
(4)	The grant date fair market value of the Option shares is calculated using the Black Sholes valuation on the day of grant and multiplying it by the number of shares. The grant date fair market value of the Stock is calculated by multiplying the number of shares granted by the price per share of the grant date.

Option Exercises and Stock and Vested Stock Options

The following table sets forth certain information regarding restricted stock awards vested during 2012 for the named executive officers and options exercised during 2012 by the named executive officers.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Steven R. Hagen, Ph. D.	5,050	$14,573
Lori M. Henderson	3,959	$11,190
Bruce J. Sargent, Ph.D.	4,550	$12,375
Mark Frost(2)	23,733	$74,997

(1)	Value realized is calculated on the basis of the closing price of our Common Stock as reported on NASDAQ on the date of the vesting, multiplied by the number of shares of Common Stock that vested.
(2)	Mr. Frost’s employment terminated on September 14, 2012 and pursuant to a separation agreement, the vesting period in certain outstanding restricted stock awards granted to Mr. Frost was accelerated.

Outstanding Equity Awards at 2012 Fiscal Year End

The following table provides information on the holdings of stock options and stock awards by the named executives on December 31, 2012. This table includes unexercised and unvested options and restricted stock. Each equity grant is shown separately for each named executive officer. The vesting schedule for each grant is based on the option or stock award grant date, as described in more detail in the footnotes to the table.

The market value of the stock awards is based on the closing market price of AMRI stock as of December 31, 2012, which was $5.28.

	Option Awards					Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable(1) (#)	Option Exercise Price ($)	Option Expiration Date(2)	Stock Grant Date	Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Thomas E. D’Ambra, Ph.D.	06/02/2011		60,000	5.25	06/02/2021	06/02/2011	20,000	105,600
	02/17/2012		80,000	2.93	02/17/2022	02/17/2012	26,666	140,796
Steven R. Hagen, Ph.D.	03/05/2007	3,000		9.34	03/05/2017
	03/17/2008	6,000	1,500	11.21	03/17/2018	03/17/2008	500	2,640
	11/03/2008	12,000	3,000	13.20	11/03/2018	11/03/2008	1,000	5,280
	03/16/2009	6,300	4,200	8.31	03/16/2019	03/16/2009	1,400	7,392
	03/08/2010		10,500	8.90	03/08/2020	03/08/2010	3,500	18,480
	06/02/2011	3,750	22,500	5.25	06/02/2021	06/02/2011	7,500	39,600
	02/17/2012		30,000	2.93	02/17/2022	02/17/2012	10,000	52,800
Lori M. Henderson	02/04/2011	20,000	60,000	4.87	02/04/2021	02/04/2011	7,500	39,600
	06/02/2011	4,375	26,250	5.25	06/02/2021	06/02/2011	8,750	46,200
	02/17/2012		35,000	2.93	02/17/2022	02/17/2012	11,666	61,596
Michael M. Nolan	09/17/2012		100,000	3.43	09/17/2022	09/17/2012	50,000	264,000
Bruce J. Sargent, Ph.D.	02/06/2003	8,500		15.35	02/06/2013
	02/05/2004	20,000		15.85	02/05/2014	03/17/2008	700	3,696
	05/05/2006	6,000		10.03	05/05/2016	03/16/2009	1,400	7,392
	03/05/2007	7,500		9.34	03/05/2017	03/08/2010	3,500	18,480
	03/17/2008	8,400	2,100	11.21	03/17/2018	01/05/2011	5,000	26,400
	03/16/2009	6,300	4,200	8.31	03/16/2019	06/02/2011	7,500	39,600
	03/08/2010		10,500	8.90	03/08/2020	02/17/2012	10,000	52,800
	01/05/2011		15,000	5.99	01/05/2021
	06/02/2011	3,750	22,500	5.25	06/02/2021
	02/17/2012		30,000	2.93	02/17/2022

(1)	The 2012 equity awards to Dr. D’Ambra and 50% of the 2012 equity awards to the other members of the executive staff were performance based and require that the Company achieve certain goals in respect to contract operating margin in each year in order to vest (the “2012 Performance Targets”). These equity awards, along with the time-based equity awards, vest 25% per year over four years. Based on the Company’s audited results for 2012, the Company did achieve the first year’s goal related to operating margin and thus 25% of the performance based awards granted in 2012 did vest in early 2013. However, the performance awards granted to the named executive officers in 2011 had performance goals that required 20% contract revenue growth on a year over year basis. During 2012, the Company did not achieve 20% year over year revenue growth when compared to 2011 and thus 25% of the 2011 performance based awards will be forfeited by Dr. D’Ambra and the executive staff. The named executive officers continue to be eligible to earn the remaining 50% of such 2011 award as the 20% revenue growth targets are established each year based on the actual revenue achieved at the end of each prior calendar year.
(2)	For all unvested options and restricted stock granted prior to 2011, the vesting terms were 60% vesting on the third anniversary of the date of grant, 20% vesting on the fourth anniversary of the date of grant and 20% on the fifth anniversary of the date of grant. This vesting schedule also applies to grants made to Dr. Sargent on January 5, 2011. The other stock options and restricted stock granted in 2011 and in 2012 that are not performance based, contain a vesting schedule that provides for 25% vesting on each anniversary date of the grant.

Agreements with Named Executive Officers

The Company is party to employment agreements with each of the named executive officers, Dr. D’Ambra, Mr. Nolan, Ms. Henderson, Dr. Hagen and Dr. Sargent. These agreements were amended in April 2012 with the exception of Mr. Nolan’s agreement which was entered into in September, 2012. The Company had an employment agreement with Mr. Frost prior to his departure from the Company. The terms of the agreements are substantially similar, except with respect to stated minimum annual base salary, and with respect to benefits payable upon termination of employment upon a change of control. For a description of the amended agreements, please see our discussion in the Compensation Discussion and Analysis section of this proxy statement under the “Employment Agreements” section. The following description sets forth the terms of agreements with named executive officers.

If the Company elects not to extend Dr. D’Ambra’s employment agreement for any reason, or if his employment is terminated by the Company without cause (as defined in the employment agreement) or by him upon a material breach of the agreement by the Company, the Company will continue to pay him his base salary for two years, plus an amount equal to Dr. D’Ambra’s non-equity incentive award paid for the year prior to the year of termination, payable in monthly installments over this two year period. The other named executive officers have similar provisions; however, they will be paid for a period of one year. If there is a change of control (as defined in the employment agreements) and within two (2) years following a change in control the executive’s employment is terminated without cause or the executive resigns for good reason (as defined in the employment agreement), then such executive will be entitled to receive a severance amount equal to the sum of a multiple of (i) the executive’s annual base salary, plus (ii) the executive’s non-equity incentive award received in respect of the immediately preceding year payable in a lump sum. The multiple of the base salary and non-equity incentive award to be paid by the Company to Dr. D’Ambra upon the termination of his employment following a change of control is three times, and the multiple of base salary and non-equity incentive award to be paid by the Company to Mr. Nolan Ms. Henderson, Dr. Hagen and Dr. Sargent upon the termination of their employment following a change of control is 1.5 times. In addition, each executive is entitled to receive a pro rata target cash bonus for the year of termination. Any payment of severance by the Company is subject to the executive signing a release of claims in a form satisfactory to the Company. The employment agreements require that payments and benefits to each named executive officer will be reduced only if the executive would receive a greater after-tax amount with the reduction.

The executives will also be entitled to outplacement services and continued health and dental coverage (for a period of 36 months for Dr. D’Ambra and 12 months for other executives) following such termination in connection with any termination of employment of the Company without cause or a resignation for good reason.

Under the employment agreements, if an executive’s employment is terminated by the Company in connection with the executive’s disability, or due to the executive’s death, the executive will be eligible to receive a pro-rated bonus with respect to the year of termination and, in the case of a permanent disability, will be entitled to receive continued medical and dental insurance benefits under the Company’s health and welfare plans for a period of 12 months following such termination. The Company has also entered into Employee Innovation, Proprietary Information, and Post-Employment Activity Agreements with its named executive officers. Each agreement provides that, among other things, during the either twelve (12) or twenty four (24) month period immediately following the termination of his employment with the Company, the named executive officer will not engage, directly or indirectly, in the sale or performance of any services for a customer for whom he or she performed services at any time during the twelve-month period immediately preceding the termination of his or her employment, nor solicit the Company’s employees during that period.

Potential Payments Upon Termination or Change-in-Control

The table below details the potential payments to the executives under the circumstances of termination that is listed. The amounts listed in the table represent the total payment to be made for that compensation/ benefit element, not an annual amount. In accordance with the rules of the Securities Exchange Commission, the table below is prepared as if the relevant event occurred on December 31, 2012; based on the compensation arrangements in place for each named executive officer as of that date.

		Voluntary		Involuntary
Payments and Benefits	Name	Employee Termination Without Good Reason	Employee Termination upon Company Breach	Termination Without Cause	Termination for Cause	Termination upon Death or Disability(5)	Change of Control Without Termination(6)	Termination after Change-in-Control(7)
Cash Severance(1)	D'Ambra	—	840,000	840,000	—	—	—	1,260,000
	Hagen	—	322,946	322,946	—	—	—	484,419
	Henderson	—	315,000	315,000	—	—	—	472,500
	Nolan	—	370,000	370,000	—	—	—	555,000
	Sargent	—	294,000	294,000	—	—	—	441,000
Bonus Component(1)	D'Ambra	—	—	—	—	301,770	252,000	252,000
	Hagen	—	—	—	—	172,108	115,850	115,850
	Henderson	—	—	—	—	154,665	126,000	126,000
	Nolan	—	—	—	—	45,000	148,000	148,000
	Sargent	—	—	—	—	131,124	117,600	117,600
Stock Options(2)	D'Ambra	—	—	—	—	—	189,800	189,800
	Hagen	—	—	—	—	—	62,363	62,363
	Henderson	—	24,600	24,600	—	—	107,638	107,638
	Nolan	—	185,000	185,000	—	—	185,000	185,000
	Sargent	—	—	—	—	—	71,175	71,175
Restricted Stock(2)	D'Ambra	—	—	—	—	—	246,396	246,396
	Hagen	—	—	—	—	—	126,192	126,192
	Henderson	—	39,600	39,600	—		147,396	147,396
	Nolan	—	264,000	264,000	—	—	264,000	264,000
	Sargent	—	—	—	—	—	148,368	148,368
Health Care Benefits(3)	D'Ambra	—	23,134	23,134	—	7,126	—	23,134
	Hagen	—	10,147	10,147	—	10,147	—	10,147
	Henderson	—	10,147	10,147	—	10,147	—	10,147
	Nolan	—	10,147	10,147	—	10,147	—	10,147
	Sargent	—	9,639	9,639	—	9,639	—	9,639
Outplacement(4)	D'Ambra	—	12,000	12,000	—	—	—	12,000
	Hagen	—	12,000	12,000	—	—	—	12,000
	Henderson	—	12,000	12,000	—	—	—	12,000
	Nolan	—	12,000	12,000	—	—	—	12,000
	Sargent	—	12,000	12,000	—	—	—	12,000
Total	D'Ambra	—	875,134	875,134	—	308,896	688,196	1,983,330
	Hagen	—	345,093	345,093	—	182,255	304,405	810,971
	Henderson	—	401,347	401,347	—	164,812	381,034	875,681
	Nolan	—	841,147	841,147	—	55,147	597,000	1,174,147
	Sargent	—	315,639	315,639	—	140,763	337,143	799,782

(1)	Dr. D’Ambra’s employment agreement provides for 24 months of severance salary and prior years’ bonus in the event a termination due to “termination without cause,” or by “company breach”. The agreement provides for 36 months of severance salary and prior years’ bonus in the event of termination due to a change in control, provided that termination occurs within two years of the change in control. If there is a change in control, the Company shall pay Dr. D’Ambra a sum equal to his pro-rata target (100%) cash bonus for the year in which the change of control occurred. If there is a change of control and Dr. D’Ambra’s employment is terminated without cause, the Company shall pay Dr. D’Ambra a sum equal to three (3) times his base salary and bonus paid the previous year. The other employment agreements, provide for 18 months of severance salary and prior years’ bonus in the event of termination due to “termination without cause” or by “company breach” whether before or within 2 years of a change of control. If there is a change in control, the Company shall pay the executive a sum equal to their pro-rata target (100%) cash bonus for the year in which the change of control occurred.
(2)	This amount represents the intrinsic value (that is, the value based upon the Company’s stock price on December 31, 2012 of $5.28 per share), and in the case of options minus the exercise price of equity awards that would become exercisable as of December 31, 2012. Ms. Henderson and Mr. Nolan have a provision in their employment agreements which requires accelerated vesting of certain options and restricted stock granted when they joined the Company in the event their employment is terminated without cause or upon company breach, as such terms are defined in the employment agreements.
(3)	The amounts indicated are equal to the cost to the Company minus employee paid premiums for the executive’s health and dental insurance premiums. In 2012, such cost to the Company for health and dental insurance is calculated at $846/month, or $803/month or $594/month depending on plan status. Dr. D’Ambra’s agreement provides for three (3) years of health and dental coverage. An increase rate of 8% was assumed for determining the calculations for the final 2 of 3 years.
(4)	The amount shown in this row represents the value of services provided by a third party to assist the executives in obtaining a new position. AMRI utilizes a global employment transition service firm to provide outplacement job search assistance to terminated executives. The fee listed reflects the negotiated outplacement fee to assist a senior executive in their job search for a period of one year.
(5)	Each executive’s agreement provides that “upon death or disability,” the executive would receive a pro rata non-equity incentive award based on the number of days the executive worked in the year prior to death or disability.
(6)	Upon a change of control without termination, each executive’s agreement contains a provision wherein all outstanding stock options, restricted stock, or other equity awards immediately vest. In addition, each executive is entitled to receive upon the change of control a lump sum equal to the Executive’s pro rata target cash bonus for the year in which the Change of Control occurred (as such may be set forth in the Company’s bonus plan for such year and calculated assuming target achievement of corporate and personal goals); such pro rata amount to be determined based on the actual date of the closing of such Change of Control transaction. The amounts in this column reflect the potential earnings under the change of control without termination scenario.
(7)	Each executive’s agreement contains a “double-trigger” event wherein a change-in-control event coupled with a termination within twenty-four (24) months results in the amounts reflected in this column.
(8)	Mark Frost was the Company’s Chief Financial Officer through September 14, 2012. The amounts paid out to Mr. Frost in 2012 are outlined in the Summary Compensation Table.

COMPENSATION OF DIRECTORS

Our directors who are also employees receive no additional compensation for their services as directors. Our non-employee directors are compensated in accordance with a compensation policy that has been determined by the Compensation Committee of the Board. In 2008, a market analysis of Board Compensation practices was conducted by independent compensation consultants PM&P at the request of the Compensation Committee. PM&P presented information to the Compensation Committee regarding each component of compensation and information regarding total compensation versus the competitive market using the Peer Group. This analysis was updated during 2011, particularly with reference to the newly approved peer group of companies that was developed for both the executive compensation and director compensation reviews. Taking into consideration PM&P’s findings and recommendations, the director cash compensation did not change for the year 2012.

During 2012, we paid our non-employee directors:

•	An annual retainer of $30,000
•	$2,000 for each Board of Directors meeting attended
•	$1,000 for each Board of Directors meeting where participation was by teleconference
•	$1,000 to members of each committee for each committee meeting attended
•	$500 to members of each committee for each committee teleconference
•	$13,500 to the Lead Independent Director
•	$13,500 to the chair of the Audit Committee
•	$10,000 to the chair of each of the Compensation Committee and the Nominating and Corporate Governance Committee
•	Annual grant of non-qualified stock options to purchase 10,000 shares of common stock with an exercise price equal to the fair market value on the date of grant which is five days after the annual shareholder’s meeting.

Non-employee directors also are reimbursed for reasonable expenses incurred in attending Board of Directors and Committee meetings. Directors receive no additional compensation for informal Board or Committee meetings.

The Board of Directors requires non-employee directors to own AMRI shares. The Board adopted a policy requiring that the annual fee paid to each non-employee director will be paid half in cash and half in a grant of common stock of the Company until such time as such director holds common stock of the Company having a fair market value of at least $100,000. At that time, the non-employee director may receive a greater portion of his annual retainer fee in the form of cash subject to this minimum holding requirement. At any time, non-employee directors may choose to receive a greater portion of their annual retainer fee in the form of common stock.

AMRI does not provide termination or change of control agreements for non-employee directors, nor are any perquisites or life insurance premium payments offered to the directors.

Director Compensation Table

Name	Year	Fees Earned or Paid in Cash(1) ($)	Stock Awards(1)(2) ($)	Option Awards(3) ($)	Total ($)
Veronica G.H. Jordan, Ph.D.	2012	50,000	15,000	12,700	77,700
Gabriel Leung	2012	32,000	15,000	12,700	59,700
William S. Marth(4)	2012	8,000	30,000	12,700	50,700
Kevin O’Connor	2012	48,000	15,000	12,700	75,700
Arthur J. Roth	2012	63,501	17,499	12,700	93,700
Una S. Ryan, Ph.D.	2012	35,500	15,000	12,700	63,200
Paul Anderson(4)	2012	11,500	—	—	11,500

(1)	Directors’ annual retainer is paid 50% in cash and 50% in AMRI stock until such time as the Director holds AMRI stock with a minimum value of at least $100,000. At any time, non-employee Directors may choose to receive a greater portion of their annual retainer fee in the form of common stock. Award values in the column labeled Stock Awards reflect such payments.
(2)	This column represents the aggregate grant date fair value of awards in accordance with FASB ASC Topic 718. Fair value is calculated using the average of the high and low price on the date of the stock award grant.
(3)	This column represents the aggregate grant date fair value of stock options granted to the directors. The fair value was estimated using the Black-Scholes option-pricing model in accordance with the FASB ASC Topic 718. The following directors have outstanding option awards as of the 2012 fiscal year-end: Dr. Jordan (60,000), Mr. Leung (30,000), Mr. Marth (10,000), Mr. O’Connor (80,000), Mr. Roth (75,000), and Dr. Ryan (60,000).
(4)	Mr. Anderson served on the Board of Directors until June 6, 2012 and Mr. Marth joined the Board of Directors on May 4, 2012.

Compensation Committee Interlocks and Insider Participation

During 2012, Dr. Jordan, Dr. Ryan and Mr. O’Connor served as members of the Compensation Committee. During the last year, no executive officer of the Company served as: (i) a member of the Compensation Committee (or other committee of the Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served on the Compensation Committee of the Company; (ii) a Director of another entity, one of whose executive officers served on the Compensation Committee of the Company; or (iii) a member of the compensation committee (or other committee of the Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served as a Director of the Company.

Related Party Transactions

Dr. D’Ambra is entitled to payments under the Company’s Technology Development Incentive Plan for amounts paid to the Company under the license agreement with sanofi-aventis, including 10% of all royalties paid to the Company. During 2012, Dr. D’Ambra received payments in the aggregate amount of $3,166,835 under this plan. Please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed on March 18, 2013 for information on the Company’s licensing agreement with sanofi-aventis.

Mr. O’Connor is the Chief Executive Officer of Tech Valley Communications, a telecommunications company which services the Albany, New York region. During 2012, Tech Valley Communications was one of the providers of telephone and internet services to the Company. Tech Valley Communications was paid $188,085 for services rendered to the Company in 2012.

Mr. Marth is a senior advisor to, and was previously President and Chief Executive Officer of Teva Americas, Teva North America and Teva USA, all affiliates or former affiliates of a global pharmaceutical company to which the Company provided a variety of services in 2012. The Company received $889,109 in contract revenue from this customer in 2012.

Audit Committee Report

The Audit Committee reviews AMRI’s financial reporting process on behalf of the Board. Management has the primary responsibility for establishing and maintaining adequate internal financial controllership, for preparing the financial statements and for the public reporting process. KPMG LLP, our Company’s independent auditor for 2012, is responsible for expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles. In addition, KPMG will express its own opinion on the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee is also responsible for the review and approval of related-party transactions that are required to be disclosed under Item 404 of Regulation S-K. Pursuant to the Company’s Corporate Governance Guidelines, the Board evaluates all relationships between the Company and each Director in light of relevant facts and circumstances for determining if any relationship exists that might interfere with a Director’s ability to satisfy his or her responsibilities as an independent Director. The Audit Committee has reviewed and approved such related-party transaction disclosed herein.

The Audit Committee has reviewed and discussed with management and KPMG the audited financial statements for the year ended December 31, 2012, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and KPMG’s evaluation of the Company’s internal control over financial reporting. The Audit Committee has discussed with KPMG the matters that are required to be discussed by professional standards. The Audit Committee has received the written disclosures and the letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board for independent auditor communications with audit committees concerning independence. The Audit Committee has concluded that KPMG’s provision of audit and non-audit services to AMRI and its affiliates are compatible with KPMG’s independence. Based on the considerations and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited financial statements for the year ended December 31, 2012 be included in our Annual Report on Form 10-K for 2012. This report is provided by the following independent directors, who comprise the Audit Committee:

Audit Committee

Arthur J. Roth, Chairman
Veronica G.H. Jordan, Ph.D.
Gabriel Leung
William Marth

PRINCIPAL AND MANAGEMENT STOCKHOLDERS

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of April 12, 2013 of (i) each person known by the Company to beneficially own five percent or more of the outstanding shares of the Company’s Common Stock, (ii) the directors and executive officers of the Company and (iii) all directors and executive officers of the Company as a group. Unless otherwise indicated below, to the knowledge of the Company, all persons listed below have sole voting and investment power with respect to their shares of Common Stock, except to the extent authority is shared by spouses under applicable law.

	Shares Beneficially Owned
Name of Beneficial Owner(1)	Number	Percent(2)
Executive Officers
Thomas E. D'Ambra, Ph.D.(3)	2,779,650	8.8%
Steven R. Hagen, Ph.D.(4)	85,980	*
Lori M. Henderson(5)	106,940	*
Michael M. Nolan(6)	63,333	*
Bruce J. Sargent, Ph.D.(7)	130,790	*
Mark Frost(8)	62,933	*
Directors
Veronica G.H. Jordan, Ph.D.(9)	79,147	*
Gabriel Leung(10)	45,321	*
William Marth(11)	28,291	*
Kevin O'Connor(12)	95,420	*
Arthur J. Roth(13)	98,104	*
Una S. Ryan, Ph.D., O.B.E.(14)	76,084	*
All executive officers and directors as a group	3,651,993	11.6%
Five Percent Shareholders
Constance M. D'Ambra(15)	2,686,318	8.6%
Bessemer Trust Company of Delaware N.A.(16)	4,565,189	14.5%
Dimensional Fund Advisors LP(17)	2,542,756	8.1%
Royce & Associates, LLC(18)	1,583,284	5.0%

*	Less than 1%
(1)	The address of all listed Executive Officers and Directors is c/o Albany Molecular Research, Inc., 26 Corporate Circle, P.O. Box 15098, Albany, New York 12212-5098.
(2)	All percentages have been determined as of April 12, 2013 in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and includes voting and/or investment power with respect to the Company’s shares of Common Stock. Unless otherwise indicated, to the knowledge of the Company, the named person possesses sole voting and investment power with respect to their shares. For purposes of this table, a person or group of person is deemed to have “beneficial ownership” of any shares of Common Stock which such person has the right to acquire within 60 days after April 12, 2013. For purposes of computing the percentage of outstanding shares of the Company’s Common Stock held by each person or group of persons named above, any shares of Common Stock which such person or persons has or have the right to acquire within 60 days after April 12, 2013 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. As of April 12, 2013, at total of 31,418,326 shares of Common Stock were issued and outstanding.

(3)	Includes 2,686,318 shares owned jointly by Dr. and Mrs. D'Ambra, as to which shares Dr. and Mrs. D'Ambra share voting and investment power. Excludes 4,565,189 shares held by the Bessemer Trust Company of Delaware N.A. (“Bessemer”), as to which shares Dr. D'Ambra does not have or share the power to vote or dispose. Dr. and Mrs. D'Ambra may be deemed to beneficially own an additional 375,000 shares, which are held by the Thomas D’Ambra SLAT Trust (the “Trust Shares”). The trustee of the Thomas D’Ambra SLAT trust is Dr. and Mrs. D’Ambra’s son, Geoffrey D’Ambra. Dr. D'Ambra disclaims beneficial ownership of the Trust Shares, and this report shall not be deemed an admission that he is the beneficial owner of the Trust Shares, except to the extent of his pecuniary interest, if any, in the Trust Shares. Dr. D’Ambra’s beneficial ownership includes no shares subject to options becoming exercisable within 60 days of the records date and 66,666 restricted shares.
(4)	Dr. Hagen’s beneficial ownership includes 3,750 shares subject to options becoming exercisable within 60 days of the record date and 28,100 restricted shares.
(5)	Ms. Henderson’s beneficial ownership includes 4,375 shares subject to options becoming exercisable within 60 days of the record date and 34,165 restricted shares.
(6)	Mr. Nolan’s beneficial ownership includes no shares subject to options becoming exercisable within 60 days of the record date and 63,333 restricted shares.
(7)	Dr. Sargent’s beneficial ownership includes 3,750 shares subject to options becoming exercisable within 60 days of the record date and 32,100 restricted shares.
(8)	Mr. Frost’s beneficial ownership is as of September 14, 2012, which was Mr. Frost’s separation date with the Company. Mr. Frost had options exercisable on his separation date, none of which were exercised and have all since been forfeited.
(9)	Dr. Jordan’s beneficial ownership includes no shares subject to options becoming exercisable within 60 days of the record date and 5,843 restricted shares.
(10)	Mr. Leung’s beneficial ownership includes no shares subject to options becoming exercisable within 60 days of the record date and 5,843 restricted shares.
(11)	Mr. Marth’s beneficial ownership includes no shares subject to options becoming exercisable within 60 days of the record date and 5,843 restricted shares.
(12)	Mr. O’Connor’s beneficial ownership includes no shares subject to options becoming exercisable within 60 days of the record date and 5,843 restricted shares.
(13)	Mr. Roth’s beneficial ownership includes no shares subject to options becoming exercisable within 60 days of the record date and 5,843 restricted shares.
(14)	Dr. Ryan’s beneficial ownership includes no shares subject to options becoming exercisable within 60 days of the record date and 5,843 restricted shares.
(15)	Includes 2,686,318 shares jointly owned with her spouse, Dr. Thomas E. D’Ambra, as to which shares Dr. and Mrs. D’Ambra share voting and investment power. Excludes 4,565,189 shares held by the Bessemer Trust Company of Delaware N.A. (“Bessemer”), as to which shares Mrs. D'Ambra does not have or share the power to vote or dispose. Dr. and Mrs. D'Ambra may be deemed to beneficially own an additional 375,000 shares, which are held by the Thomas D’Ambra SLAT Trust (the “Trust Shares”). The trustee of the Thomas D’Ambra SLAT trust is Dr. and Mrs. D’Ambra’s son, Geoffrey D’Ambra. Mrs. D'Ambra disclaims beneficial ownership of the Trust Shares, and this report shall not be deemed an admission that she is the beneficial owner of the Trust Shares, except to the extent of her pecuniary interest, if any, in the Trust Shares. The address for Mrs. D'Ambra is c/o Albany Molecular Research, Inc. 26 Corporate Circle, P.O. Box 15098, Albany, New York 12212-5098.
(16)	Includes (i) 1,521,729.67 shares held by the BTDEL TTEE of Thomas D’Ambra Family Trust I UAD 2/26/97 FBO Abigail D’Ambra, (ii) 1,521,729.67 shares held by the BTDEL TTEE of Thomas D’Ambra Family Trust I UAD 2/26/97 FBO Geoffrey D’Ambra, and (iii) 1,521,729.66 shares held by the BTDEL TTEE of Thomas D’Ambra Family Trust I UAD 2/26/97 FBO Agatha D’Ambra, based on information provided by the trustee of the above three trusts, Bessemer Trust Company of Delaware N.A. (“Bessemer”). Bessemer has voting and dispositive power (based on directions provided by Stuart Cable as the “Special Holding Direction Adviser” under the trusts) and, accordingly, Bessemer and Mr. Cable are the beneficial owners of all shares held by the above three trusts. The address is 1007 Orange Street, Suite 1450, Wilmington, DE 19801. Bessemer and Mr. Cable disclaim any pecuniary interest in the shares held by the above three trusts.

(17)	Based on information set forth in Schedule 13G/A filed under the Exchange Act on February 11, 2013 by Dimensional Fund Advisors LP (“Dimensional”), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940 Dimensional furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds”. In its role as investment advisor or manager, Dimensional possesses investment and/or voting power over the securities of the Issuer described in this schedule that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Issuer held by the Funds. However, all securities reported in this schedule are owned by the Funds. The address of Dimensional is Palisades West, Building One, 6300 Bee Cave Road, Austin, TX 78746.
(18)	Based on information set forth in Schedule 13G filed under the Exchange Act on January 3, 2013 by Royce & Associates, LLC, a registered investment advisor. The address of Royce & Associates, LLC, 745 Fifth Avenue, New York, New York 10151.

EXPENSES OF SOLICITATION

The Company will pay the entire expense of soliciting proxies for the Annual Meeting. In addition to solicitations by mail, certain directors, officers and regular employees of the Company (who will receive no compensation for their services other than their regular compensation) may solicit proxies by telephone, telegram or personal interview. Banks, brokerage houses, custodians, nominees and other fiduciaries have been requested to forward proxy materials to the beneficial owners of shares held of record by them and such custodians will be reimbursed for their expenses. Solicitation by officers and employees of the Company may also be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation. The Company may, if required, engage a proxy solicitation firm to assist in soliciting proxies by telephone, telegram or mail. In such event, the Company would pay the entire cost of such solicitation which would be expected to be less than $10,000.

HOUSEHOLDING OF PROXY MATERIALS

Our 2012 Annual Report, including audited financial statements for the fiscal year ended December 31, 2012, is being mailed to you along with this proxy statement. In order to reduce printing and postage costs, we have undertaken an effort to deliver only one Annual Report and one proxy statement to multiple shareholders sharing an address. This delivery method, called “householding,” is not being used, however, if our Company has received contrary instructions from one or more of the stockholders sharing an address. If your household has received only one Annual Report and one proxy statement, the Company will deliver promptly a separate copy of the Annual Report and the proxy statement to any shareholder who sends a written request to Albany Molecular Research, Inc., 26 Corporate Circle, Albany, New York 12203, Attention: Lori M. Henderson, Secretary. If your household is receiving multiple copies of the Company’s Annual Report or proxy statement and you wish to request delivery of a single copy, you may send a written request to Albany Molecular Research, Inc., 26 Corporate Circle, Albany, New York 12203, Attention: Secretary. Phone (518) 512-2200.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2014 ANNUAL MEETING

Stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in the Company’s proxy statement and form of proxy for the 2014 annual meeting of stockholders must be received in writing by the Company by January 2, 2014. Such proposals must also comply with the requirements as to form and substance established by the Securities and Exchange Commission if such proposals are to be included in the proxy statement and form of proxy. Any such proposals should be mailed to: Albany Molecular Research, Inc., 26 Corporate Circle, P.O. Box 15098, Albany, New York 12212-5098, Attention: Secretary.

Stockholder proposals intended to be presented at the 2014 annual meeting of stockholders, other than stockholder proposals submitted pursuant to Exchange Act Rule 14a-8, must be delivered to, or mailed and received at, Albany Molecular Research, Inc., 26 Corporate Circle, P.O. Box 15098, Albany, New York 12212-5098, together with all supporting documentation required by the Company’s Amended and Restated By-laws, not earlier than February 5, 2014 nor later than March 22, 2014; provided, however, that in the event that the annual meeting is scheduled to be held before May 6, 2014 or after August 4, 2014, notice must be so delivered not later than the close of business on the later of (i) the 75th day prior to the scheduled date of such annual meeting or (ii) the 15th day following the day on which public announcement of the date of such meeting is first made by the Company. The proposal must also comply with the other requirements contained in the Company’s Amended and Restated By-laws, including supporting documentation and other information. Proxies solicited by the Board of Directors will confer discretionary voting authority with respect to these proposals, subject to the Securities and Exchange Commission’s rules governing the exercise of this authority.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On behalf of AMRI and its affiliates, the Audit Committee of the Board retained KPMG LLP to audit our consolidated financial statements and our internal control over financial reporting for 2012. We understand the need for KPMG to maintain objectivity and independence in its audit of our financial statements and our internal control over financial reporting. To minimize relationships that could appear to impair the objectivity of KPMG, our Audit Committee has restricted the non-audit services that KPMG may provide to us.

The Audit Committee has also adopted policies and procedures for pre-approving all non-audit work performed by KPMG. The chair of the Committee is authorized to pre-approve any audit and non-audit service on behalf of the Committee, provided such decisions are presented to the full Committee at its next regularly scheduled meeting. The aggregate fees billed by KPMG in 2012 and 2011 for these various services were:

Type of Fees	2012	2011
	($’s in 000’s)
Audit Fees	$965	$974
Audit-Related Fees	$4	$20
Tax Fees	$31	$7
All Other Fees	—	—
Total Fees	$1,000	$1,001

In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees that AMRI paid to KPMG for the audit of AMRI’s annual financial statements included in the Form 10-K and review of financial statements included in the Form 10-Qs; for the audit of AMRI’s internal control over financial reporting with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects; and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements including local reporting requirements in Hungary, India, the United Kingdom, and Singapore. “Audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of AMRI’s financial statements and internal control over financial reporting. “Tax fees” are fees for tax compliance, tax advice and tax planning, and “all other fees” are fees for any services not included in the first three categories.

Representatives from KPMG will be present at the Annual Meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than 10% of the Company’s outstanding shares of Common Stock, to file reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such officers, directors and 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, the Company believes that all Section 16 filing requirements were satisfied for 2012.

OTHER MATTERS

The Board of Directors does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are duly presented, proxies will be voted in accordance with the best judgment of the proxy holders.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

Annex A

ALBANY MOLECULAR RESEARCH, INC.

SECOND AMENDED 1998 EMPLOYEE STOCK PURCHASE PLAN

The purpose of the Albany Molecular Research, Inc. 1998 Employee Stock Purchase Plan (“the Plan”) is to provide eligible employees of Albany Molecular Research, Inc. (the “Company”) and its subsidiaries with opportunities to purchase shares of the Company's common stock, par value $.01 per share (the “Common Stock”). One Million Four Hundred Thousand (1,400,000) shares of Common Stock in the aggregate have been approved and reserved for this purpose. The Plan is intended to constitute an “employee stock purchase plan” within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be interpreted in accordance with that intent.

1.	Administration. The Plan will be administered by the Company's Board of Directors (the “Board”) or by a committee appointed by the Board for such purpose (the “Committee”). The Board or the Committee has authority to make rules and regulations for the administration of the Plan, and its interpretations and decisions with regard thereto shall be final and conclusive. No member of the Board or the Committee shall be liable for any action or determination with respect to the Plan or any option granted hereunder.
2.	Offerings. The Company will make one or more offerings to eligible employees to purchase the Common Stock under the Plan (“Offerings”). The initial Offering will begin on January 1, 1999 and will end on June 30, 1999. Thereafter, an Offering will begin on the first business day occurring on or after each January 1 and July 1 and will end on the last business day occurring on or before the following June 30 and December 31, respectively. The Committee may, in its discretion, choose an Offering period of six months or less for each of the Offerings and choose a different Offering period for each Offering.
3.	Eligibility. All employees of the Company (including employees who are also directors of the Company) and all employees of each Designated Subsidiary (as defined in Section 11) are eligible to participate in any one or more of the Offerings under the Plan, provided that as of the first day of the applicable Offering (the “Offering Date”) they are customarily employed by the Company or a Designated Subsidiary for more than twenty (20) hours a week.
4.	Participation. An employee eligible on any Offering Date may participate in such Offering by submitting an enrollment form to his or her appropriate payroll location at least fifteen (15) business days before the Offering Date (or by such other deadline as shall be established for the Offering). The form will (a) state a whole percentage to be deducted from such employee's Compensation (as defined in Section 11) per pay period, (b) authorize the purchase of Common Stock for such employee in each Offering in accordance with the terms of the Plan and (c) specify the exact name or names in which shares of Common Stock purchased for such employee are to be issued pursuant to Section 10. An employee who does not enroll in accordance with these procedures will be deemed to have waived the right to participate. Unless an employee files a new enrollment form or withdraws from the Plan, such employee's deductions and purchases will continue at the same percentage of Compensation for future Offerings, provided such employee remains eligible. Notwithstanding the foregoing, participation in the Plan will neither be permitted nor be denied contrary to the requirements of the Code.
5.	Employee Contributions. Each eligible employee may authorize payroll deductions at a minimum of one percent (1%) up to a maximum of ten percent (10%) of his or her Compensation for each pay period. The Company will maintain book accounts showing the amount of payroll deductions made by each participating employee for each Offering. No interest will accrue or be paid on payroll deductions.
6.	Deduction Changes. An employee may not increase his or her payroll deduction during any Offering, but may decrease his or her payroll deduction for the remainder of the Offering. An employee may also terminate his or her payroll deduction for the remainder of the Offering, either with or without withdrawing from the Offering under Section 7. To reduce or terminate his or her payroll deduction (without withdrawing from the Offering), an employee must submit a new enrollment form at least fifteen (15) business days (or such shorter period as shall be established) before the payroll date on which the change becomes effective. Subject to the requirements of Sections 4 and 5, an employee may either increase or decrease his or her payroll deduction with respect to the next Offering by filing a new enrollment form at least fifteen (15) business days before the next Offering Date (or by such other deadline as shall be established for the Offering).
7.	Withdrawal. An employee may withdraw from participation in the Plan by delivering a written notice of withdrawal to his or her appropriate payroll location. The employee's withdrawal will be effective as of the next business day. Following an employee's withdrawal, the Company will promptly refund such employee's entire account balance under the Plan (after payment for any Common Stock purchased before the effective date of withdrawal). Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Offering, but may enroll in a subsequent Offering in accordance with Section 4.
8.	Grant of Options. On each Offering Date, the Company will grant to each eligible employee who is then a participant in the Plan an option (“Option”) to purchase on the last day of such Offering (the “Exercise Date”), at the Option Price hereinafter provided for, a maximum of two thousand (2,000) shares of Common Stock reserved for the purposes of the Plan, or such other maximum number of shares as shall have been established by the Board or the Committee in advance of the offering. The purchase price for each share purchased under such Option (the “Option Price”) will be 85% of the Fair Market Value of the Common Stock on the Offering Date or the Exercise Date, whichever is less. Notwithstanding the foregoing, no employee may be granted an option hereunder if such employee, immediately after the option was granted, would be treated as owning stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Parent or Subsidiary (as defined in Section 11).

For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee. In addition, no employee may be granted an Option which permits his or her rights to purchase stock under the Plan, and any other employee stock purchase plan of the Company and its Parents and Subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined on the option grant date or dates) for each calendar year in which the Option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code.

9.	Exercise of Option and Purchase of Shares. Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his or her Option on such date and shall acquire from the Company such number of whole shares of Common Stock reserved for the purpose of the Plan as his or her accumulated payroll deductions on such date will purchase at the Option Price, subject to any other limitations contained in the Plan. Any amount remaining in an employee's account at the end of an Offering solely by reason of the inability to purchase a fractional share will be carried forward to the next Offering; any other balance remaining in an employee's account at the end of an Offering will be refunded to the employee promptly.
10.	Issuance of Certificates. Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or in the name of a broker authorized by the employee to be his or her nominee for such purpose.
11.	Definitions. The term “Compensation” means the amount of total cash compensation, prior to salary reduction pursuant to either Section 125 or 401(k) of the Code, including base pay, overtime, commissions and bonuses, but excluding allowances and reimbursements for expenses such as relocation allowances or travel expenses, income or gains on the exercise of Company stock options, and similar items.

The term “Designated Subsidiary” means any present or future Subsidiary (as defined below) that has been designated by the Board or the Committee to participate in the Plan. The Board or the Committee may so designate any Subsidiary, or revoke any such designation, at any time and from time to time, either before or after the Plan is approved by the stockholders.

The term “Fair Market Value of the Common Stock” means (i) if the Common Stock is admitted to trading on a national securities exchange or the National Association of Securities Dealers National Market System, the closing price reported for the Common Stock on such exchange or system for such date or, if no sales were reported for such date, for the last date preceding such date for which a sale was reported, or (ii) if clause (i) does not apply but the Common Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), the average of the highest bid and lowest asked prices of the Common Stock reported on NASDAQ for such date or, if no bid and asked prices were reported for such date, for the last day preceding such date for which such prices were reported.

The term “Parent” means a “parent corporation” with respect to the Company, as defined in Section 424(e) of the Code. The term “Subsidiary” means a “subsidiary corporation” with respect to the Company, as defined in Section 424(f) of the Code.

12.	Rights on Termination of Employment. If a participating employee's employment terminates for any reason before the Exercise Date for any Offering, no payroll deduction will be taken from any pay due and owing to such employee and the balance in such employee's account will be paid to such employee or, in the case of death, to such employee's designated beneficiary as if such employee had withdrawn from the Plan under Section 7. An employee will be deemed to have terminated employment, for this purpose, if the corporation that employs such employee, having been a Designated Subsidiary, ceases to be a Subsidiary, or if such employee is transferred to any corporation other than the Company or a Designated Subsidiary.
13.	Special Rules. Notwithstanding anything herein to the contrary, the Board or the Committee may adopt special rules applicable to the employees of a particular Designated Subsidiary, whenever the Board or the Committee determines that such rules are necessary or appropriate for the implementation of the Plan in a jurisdiction where such Designated Subsidiary has employees; provided that such rules are consistent with the requirements of Section 423(b) of the Code. Such special rules may include (by way of example, but not by way of limitation) the establishment of a method for employees of a given Designated Subsidiary to fund the purchase of shares other than by payroll deduction, if the payroll deduction method is prohibited by local law or is otherwise impracticable. Any special rules established pursuant to this Section 13 shall, to the extent possible, result in the employees subject to such rules having substantially the same rights as other participants in the Plan.
14.	Optionees Not Stockholders. Neither the granting of an Option to an employee nor the deductions from his or her pay shall constitute such employee a holder of the shares of Common Stock covered by an Option under the Plan until such shares have been purchased by and issued to such employee.
15.	Rights Not Transferable. Rights under the Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee's lifetime only by the employee.
16.	Application of Funds. All funds received or held by the Company under the Plan may be combined with other corporate funds and may be used for any corporate purpose.
17.	Adjustment in Case of Changes Affecting Common Stock. In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares approved for the Plan, and the share limitation set forth in Section 8, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Board or the Committee. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Board or the Committee to give proper effect to such event.

18.	Amendment of the Plan. The Board or the Committee may at any time, and from time to time, amend the Plan in any respect, except that without the approval, within twelve (12) months of such Board or Committee action, by the holders of a majority of the shares of stock of the Company present or represented and entitled to vote at a meeting of stockholders, no amendment shall be made increasing the number of shares approved for the Plan or making any other change that would require stockholder approval in order for the Plan, as amended, to qualify as an “employee stock purchase plan” under Section 423(b) of the Code.
19.	Insufficient Shares. If the total number of shares of Common Stock that would otherwise be purchased on any Exercise Date plus the number of shares purchased under previous Offerings under the Plan exceeds the maximum number of shares issuable under the Plan, the shares then available shall be apportioned among participants in proportion to the amount of payroll deductions accumulated on behalf of each participant that would otherwise be used to purchase Common Stock on such Exercise Date.
20.	Termination of the Plan. The Plan may be terminated at any time by the Board or the Committee. Upon termination of the Plan, all amounts in the accounts of participating employees shall be promptly refunded.
21.	Governmental Regulations. The Company's obligation to sell and deliver Common Stock under the Plan is subject to obtaining all governmental approvals required in connection with the authorization, issuance, or sale of such stock.

The Plan shall be governed by Delaware law except to the extent that such law is preempted by federal law.

22.	Issuance of Shares. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.
23.	Tax Withholding. Participation in the Plan is subject to any required tax withholding on income of the participant in connection with the Plan. Each employee agrees, by entering the Plan, that the Company and its Subsidiaries shall have the right to deduct any such taxes from any payment of any kind otherwise due to the employee, including shares issuable under the Plan.
24.	Notification Upon Sale of Shares. Each employee agrees, by entering the Plan, to give the Company prompt notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.
25.	Effective Date and Approval of Stockholders. The Plan shall take effect on the first day of the Company's initial public offering, subject to approval by the holders of a majority of the shares of stock of the Company present or represented and entitled to vote at a meeting of stockholders, which approval must occur within twelve (12) months of the adoption of the Plan by the Board.

Annex B

ALBANY MOLECULAR RESEARCH, INC.

SECOND AMENDED 2008 STOCK OPTION AND INCENTIVE PLAN

SECTION 1.	GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Albany Molecular Research, Inc. Second Amended 2008 Stock Option and Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and other key persons (including consultants and prospective employees) of Albany Molecular Research, Inc. (the “Company”) and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” means either the Board or the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non-Employee Directors who are independent.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Deferred Stock Awards, Restricted Stock Awards, Unrestricted Stock Awards, Cash-based Awards, Performance Share Awards and Dividend Equivalent Rights.

“Award Agreement” means a written or electronic agreement setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Agreement is subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Cash-based Award” means an Award entitling the recipient to receive a cash-denominated payment.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Covered Employee” means an employee who is a “Covered Employee” within the meaning of Section 162(m) of the Code.

“Deferred Stock Award” means an Award of phantom stock units to a grantee.

“Dividend Equivalent Right” means an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee.

“Effective Date” means the date on which the Plan is approved by stockholders as set forth in Section 20.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), NASDAQ Global Market or another national securities exchange, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Performance-based Award” means any Restricted Stock Award, Deferred Stock Award, Performance Share Award or Cash-based Award granted to a Covered Employee that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code and the regulations promulgated thereunder.

“Performance Criteria” means the criteria that the Administrator selects for purposes of establishing the Performance Goal or Performance Goals for an individual for a Performance Cycle. The Performance Criteria (which shall be applicable to the organizational level specified by the Administrator, including, but not limited to, the Company or a unit, division, group, or Subsidiary of the Company) that will be used to establish Performance Goals are limited to the following: earnings before interest, taxes, depreciation and amortization, net income (loss) (either before or after interest, taxes, depreciation and/or amortization), changes in the market price of the Stock, economic value-added, funds from operations or similar measure, sales or revenue, acquisitions or strategic transactions, operating income (loss), cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, assets, equity, or investment, stockholder returns, return on sales, gross or net profit levels, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings (loss) per share of Stock, sales or market shares and number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.

“Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Criteria will be measured for the purpose of determining a grantee’s right to and the payment of a Restricted Stock Award, Deferred Stock Award, Performance Share Award or Cash-based Award.

“Performance Goals” means, for a Performance Cycle, the specific goals established in writing by the Administrator for a Performance Cycle based upon the Performance Criteria.

“Performance Share Award” means an Award entitling the recipient to acquire shares of Stock upon the attainment of specified Performance Goals.

“Restricted Stock Award” means an Award entitling the recipient to acquire, at such purchase price (which may be zero) as determined by the Administrator, shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Sale Event” shall mean (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation in which the outstanding shares of Stock are converted into or exchanged for securities of the successor entity and the holders of the Company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction, or (iii) the sale of all of the Stock of the Company to an unrelated person or entity.

“Sale Price” means the value as determined by the Administrator of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a Sale Event.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Stock” means the Common Stock, par value $0.01 per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means an Award entitling the recipient to receive shares of Stock having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

“Unrestricted Stock Award” means an Award of shares of Stock free of any restrictions.

SECTION 2.	ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS
(a)	Administration of Plan. The Plan shall be administered by the Administrator.
(b)	Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:
(i)	to select the individuals to whom Awards may from time to time be granted;
(ii)	to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Deferred Stock Awards, Unrestricted Stock Awards, Cash-based Awards, Performance Share Awards and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;
(iii)	to determine the number of shares of Stock to be covered by any Award;
(iv)	to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of written instruments evidencing the Awards;
(v)	to accelerate at any time the exercisability or vesting of all or any portion of any Award;
(vi)	subject to the provisions of Section 5(a)(ii), to extend at any time the period in which Stock Options may be exercised; and
(vii)	at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

(c)	Delegation of Authority to Grant Options. Subject to applicable law, the Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Administrator’s authority and duties with respect to the granting of Options, to individuals who are (i) not subject to the reporting and other provisions of Section 16 of the Exchange Act and (ii) not Covered Employees. Any such delegation by the Administrator shall include a limitation as to the amount of Options that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.

(d)	Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award, the provisions applicable in the event employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.
(e)	Indemnification. Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.
(f)	Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.
SECTION 3.	STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION
(a)	Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 5,700,000 shares, subject to adjustment as provided in Section 3(b); provided that not more than 5,700,000 shares shall be issued in the form of Incentive Stock Options. For purposes of this limitation, the shares of Stock underlying any Awards that are forfeited, canceled or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. Shares tendered or held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding shall not be available for future issuance under the Plan. In addition, upon exercise of Stock Appreciation Rights, the gross number of shares exercised shall be deducted from the total number of shares remaining available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options or Stock Appreciation Rights with respect to no more than 300,000 shares of Stock may be granted to any one individual grantee during any one calendar year period. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.
(b)	Changes in Stock. Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, [including the maximum number of shares that may be issued in the form of Unrestricted Stock Awards, Restricted Stock Awards, Deferred Stock Awards or Performance Share Awards,] (ii) the number of Stock Options or Stock Appreciation Rights that can be granted to any one individual grantee and the maximum number of shares that may be granted under a Performance-based Award, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, [(v) the number of Stock Options automatically granted to Non-Employee Directors,] and (vi) the price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. Notwithstanding the foregoing, no adjustment shall be made under this Section 3(b) if the Administrator determines that such action could cause any Award to fail to satisfy the conditions of any applicable exception from the requirements of Section 409A or otherwise could subject the grantee to the additional tax imposed under Section 409A in respect of an outstanding Award or constitute a modification, extension or renewal of an Incentive Stock Option within the meaning of Section 424(h) of the Code. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.
(c)	Mergers and Other Transactions. Except as the Administrator may otherwise specify with respect to particular Awards in the relevant Award documentation, in the case of and subject to the consummation of a Sale Event, all Options and Stock Appreciation Rights that are not exercisable immediately prior to the effective time of the Sale Event shall become fully exercisable as of the effective time of the Sale Event, all other Awards with time-based vesting, conditions or restrictions shall become fully vested and nonforfeitable as of the effective time of the Sale Event and all Awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with a Sale Event in the Administrator’s discretion, unless, in any case, the parties to the Sale Event agree that Awards will be assumed or continued by the successor entity. Upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate, unless provision is made in connection with the Sale Event in the sole discretion of the parties thereto for the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree (after taking into account any acceleration hereunder). In the event of such termination, (i) the Company shall have the option (in its sole discretion) to make or provide for a cash payment to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable (after taking into account any acceleration hereunder) at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights; or (ii) each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights held by such grantee.

(d)	Substitute Awards. The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a).
SECTION 4.	ELIGIBILITY

Grantees under the Plan will be such full or part-time officers and other employees, Non-Employee Directors and key persons (including consultants and prospective employees) of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

SECTION 5.	STOCK OPTIONS

Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

(a)	Stock Options Granted to Employees and Key Persons. The Administrator in its discretion may grant Stock Options to eligible employees and key persons of the Company or any Subsidiary. Stock Options granted pursuant to this Section 5(a) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.
(i)	Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.
(ii)	Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.
(iii)	Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.
(iv)	Method of Exercise. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award Agreement:
(A)	In cash, by certified or bank check or other instrument acceptable to the Administrator;
(B)	Through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the optionee on the open market or that are beneficially owned by the optionee and are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date. To the extent required to avoid variable accounting treatment under FAS 123R or other applicable accounting rules, such surrendered shares shall have been owned by the optionee for at least six months; or
(C)	By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award Agreement or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

(v)	Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.
(b)	Stock Options Granted to Non-Employee Directors.
(i)	Automatic Grant of Options.
(A)	Each Non-Employee Director who is serving as Director of the Company shall be granted a Non-Qualified Stock Option to acquire shares of Stock valued at $35,000 on the grant date (valued using the Black Sholes valuation model). The Stock Options to such Directors shall be granted at the same time as the annual grant of equity to the management team or in no event more than five (5) business days following the annual shareholders meeting.
(B)	The exercise price per share for the Stock covered by a Stock Option granted under this Section 5(b) shall be equal to the Fair Market Value of the Stock on the date the Stock Option is granted.
(C)	The Administrator, in its discretion, may grant additional Non-Qualified Stock Options to Non-Employee Directors. Any such grant may vary among individual Non-Employee Directors.
(ii)	Exercise; Termination.
(A)	Unless otherwise determined by the Administrator, an Option granted under Section 5(b) shall not be exercisable after the expiration of ten years from the date of grant.
(B)	Options granted under this Section 5(b) may be exercised only by written notice to the Company specifying the number of shares to be purchased. Payment of the full purchase price of the shares to be purchased may be made by one or more of the methods specified in Section 5(a)(iv). An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.
SECTION 6.	STOCK APPRECIATION RIGHTS
(a)	Exercise Price of Stock Appreciation Rights. The exercise price of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant.
(b)	Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.
(c)	Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Administrator.
SECTION 7.	RESTRICTED STOCK AWARDS
(a)	Nature of Restricted Stock Awards. The Administrator shall determine the restrictions and conditions applicable to each Restricted Stock Award at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Restricted Stock Award is contingent on the grantee executing the Restricted Stock Award Agreement. The terms and conditions of each such Award Agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.
(b)	Rights as a Stockholder. Upon execution of the Restricted Stock Award Agreement and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the Restricted Stock Award Agreement. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Stock shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Stock are vested as provided in Section 7(d) below, and (ii) certificated Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.
(c)	Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Agreement. Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 18 below, in writing after the Award Agreement is issued if a grantee’s employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Stock that has not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of unvested Restricted Stock that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.
(d)	Vesting of Restricted Stock. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse. Notwithstanding the foregoing, in the event that any such Restricted Stock granted to employees shall have a performance-based goal, the restriction period with respect to such shares shall not be less than one year, and in the event any such Restricted Stock granted to employees shall have a time-based restriction, the total restriction period with respect to such shares shall not be less than three years; provided, however, that Restricted Stock with a time-based restriction may become vested incrementally over such three-year period. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.” Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 18 below, in writing after the Award Agreement is issued, a grantee’s rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee’s termination of employment (or other service relationship) with the Company and its Subsidiaries and such shares shall be subject to the provisions of Section 7(c) above.
(e)	Restricted Stock Granted to Non-Employee Directors
(i)	Automatic Grant of Restricted Stock.
(A)	Each Non-Employee Director who is serving as Director of the Company shall be granted restricted stock valued at $35,000 on the grant date (based on the value on date of grant). The restricted stock to such Directors shall be granted at the same time as the annual grant of equity to the management team or in no event more than five (5) business days following the annual shareholders meeting.
SECTION 8.	DEFERRED STOCK AWARDS
(a)	Nature of Deferred Stock Awards. The Administrator shall determine the restrictions and conditions applicable to each Deferred Stock Award at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Deferred Stock Award is contingent on the grantee executing the Deferred Stock Award Agreement. The terms and conditions of each such Award Agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Notwithstanding the foregoing, in the event that any such Deferred Stock Award granted to employees shall have a performance-based goal, the restriction period with respect to such Award shall not be less than one year, and in the event any such Deferred Stock Award granted to employees shall have a time-based restriction, the total restriction period with respect to such Award shall not be less than three years; provided, however, that any Deferred Stock Award with a time-based restriction may become vested incrementally over such three-year period. At the end of the deferral period, the Deferred Stock Award, to the extent vested, shall be settled in the form of shares of Stock.
(b)	Election to Receive Deferred Stock Awards in Lieu of Compensation. The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of a Deferred Stock Award. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of phantom stock units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate.
(c)	Rights as a Stockholder. A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of a Deferred Stock Award; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the phantom stock units underlying his Deferred Stock Award, subject to such terms and conditions as the Administrator may determine.

(d)	Termination. Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 18 below, in writing after the Award Agreement is issued, a grantee’s right in all Deferred Stock Awards that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.
SECTION 9.	UNRESTRICTED STOCK AWARDS

Grant or Sale of Unrestricted Stock.  The Administrator may, in its sole discretion, grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 10.	CASH-BASED AWARDS
(a)	Grant of Cash-based Awards. The Administrator may, in its sole discretion, grant Cash-based Awards to any grantee in such number or amount and upon such terms, and subject to such conditions, as the Administrator shall determine at the time of grant. The Administrator shall determine the maximum duration of the Cash-based Award, the amount of cash to which the Cash-based Award pertains, the conditions upon which the Cash-based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-based Award shall be made in accordance with the terms of the Award and may be made in cash or in shares of Stock, as the Administrator determines.
SECTION 11.	PERFORMANCE SHARE AWARDS
(a)	Nature of Performance Share Awards. The Administrator may, in its sole discretion, grant Performance Share Awards independent of, or in connection with, the granting of any other Award under the Plan. The Administrator shall determine whether and to whom Performance Share Awards shall be granted, the Performance Goals, the periods during which performance is to be measured, which may not be less than one year, and such other limitations and conditions as the Administrator shall determine.
(b)	Rights as a Stockholder. A grantee receiving a Performance Share Award shall have the rights of a stockholder only as to shares actually received by the grantee under the Plan and not with respect to shares subject to the Award but not actually received by the grantee. A grantee shall be entitled to receive shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the Performance Share Award agreement (or in a performance plan adopted by the Administrator).
(c)	Termination. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 18 below, in writing after the Award agreement is issued, a grantee’s rights in all Performance Share Awards shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.
SECTION 12.	PERFORMANCE-BASED AWARDS TO COVERED EMPLOYEES
(a)	Performance-based Awards. Any employee or other key person providing services to the Company and who is selected by the Administrator may be granted one or more Performance-based Awards in the form of a Restricted Stock Award, Deferred Stock Award, Performance Share Awards or Cash-based Award payable upon the attainment of Performance Goals that are established by the Administrator and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Administrator. The Administrator shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for any Performance Period. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Administrator, in its discretion, may adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of an individual (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development, (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or (iii) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions provided however, that the Administrator may not exercise such discretion in a manner that would increase the Performance-based Award granted to a Covered Employee. Each Performance-based Award shall comply with the provisions set forth below.
(b)	Grant of Performance-based Awards. With respect to each Performance-based Award granted to a Covered Employee, the Administrator shall select, within the first 90 days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the Performance Criteria for such grant, and the Performance Goals with respect to each Performance Criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The Performance Criteria established by the Administrator may be (but need not be) different for each Performance Cycle and different Performance Goals may be applicable to Performance-based Awards to different Covered Employees.
(c)	Payment of Performance-based Awards. Following the completion of a Performance Cycle, the Administrator shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-based Awards earned for the Performance Cycle. The Administrator shall then determine the actual size of each Covered Employee’s Performance-based Award, and, in doing so, may reduce or eliminate the amount of the Performance-based Award for a Covered Employee if, in its sole judgment, such reduction or elimination is appropriate.
(d)	Maximum Award Payable. The maximum Performance-based Award payable to any one Covered Employee under the Plan for a Performance Cycle is 100,000 Shares (subject to adjustment as provided in Section 3(b) hereof) or $500,000 in the case of a Performance-based Award that is a Cash-based Award.
SECTION 13.	DIVIDEND EQUIVALENT RIGHTS
(a)	Dividend Equivalent Rights. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of another Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Agreement. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other Award.
(b)	Interest Equivalents. Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the grant for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

(c)	Termination. Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 18 below, in writing after the Award Agreement is issued, a grantee’s rights in all Dividend Equivalent Rights or interest equivalents granted as a component of another Award that has not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.
SECTION 14.	TRANSFERABILITY OF AWARDS
(a)	Transferability. Except as provided in Section 14(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.
(b)	Administrator Action. Notwithstanding Section 14(a), the Administrator, in its discretion, may provide either in the Award Agreement regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Awards (other than any Incentive Stock Options) to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award.
(c)	Family Member. For purposes of Section 14(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.
(d)	Designation of Beneficiary. Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.
SECTION 15.	TAX WITHHOLDING
(a)	Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.
(b)	Payment in Stock. Subject to approval by the Administrator, a grantee may elect to have the Company’s minimum required tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

SECTION 16.	ADDITIONAL CONDITIONS APPLICABLE TO NONQUALIFIED DEFERRED COMPENSATION UNDER SECTION 409A.

In the event any Stock Option or Stock Appreciation Right under the Plan is materially modified and deemed a new grant at a time when the Fair Market Value exceeds the exercise price, or any other Award is otherwise determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the following additional conditions shall apply and shall supersede any contrary provisions of this Plan or the terms of any agreement relating to such 409A Award.

(a)	Exercise and Distribution. Except as provided in Section 16(b) hereof, no 409A Award shall be exercisable or distributable earlier than upon one of the following:
(i)	Specified Time. A specified time or a fixed schedule set forth in the written instrument evidencing the 409A Award.
(ii)	Separation from Service. Separation from service (within the meaning of Section 409A) by the 409A Award grantee; provided, however, that if the 409A Award grantee is a “key employee” (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) and any of the Company’s Stock is publicly traded on an established securities market or otherwise, exercise or distribution under this Section 16(a)(ii) may not be made before the date that is six months after the date of separation from service.
(iii)	Death. The date of death of the 409A Award grantee.
(iv)	Disability. The date the 409A Award grantee becomes disabled (within the meaning of Section 16(c)(ii) hereof).
(v)	Unforeseeable Emergency. The occurrence of an unforeseeable emergency (within the meaning of Section 16(c)(iii) hereof), but only if the net value (after payment of the exercise price) of the number of shares of Stock that become issuable does not exceed the amounts necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the exercise, after taking into account the extent to which the emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the grantee’s other assets (to the extent such liquidation would not itself cause severe financial hardship).
(vi)	Change in Control Event. The occurrence of a Change in Control Event (within the meaning of Section 16(c)(i) hereof), including the Company’s discretionary exercise of the right to accelerate vesting of such grant upon a Change in Control Event or to terminate the Plan or any 409A Award granted hereunder within 12 months of the Change in Control Event.
(b)	No Acceleration. A 409A Award may not be accelerated or exercised prior to the time specified in Section 16(a) hereof, except in the case of one of the following events:
(i)	Domestic Relations Order. The 409A Award may permit the acceleration of the exercise or distribution time or schedule to an individual other than the grantee as may be necessary to comply with the terms of a domestic relations order (as defined in Section 414(p)(1)(B) of the Code).
(ii)	Conflicts of Interest. The 409A Award may permit the acceleration of the exercise or distribution time or schedule as may be necessary to comply with the terms of a certificate of divestiture (as defined in Section 1043(b)(2) of the Code).
(iii)	Change in Control Event. The Administrator may exercise the discretionary right to accelerate the vesting of such 409A Award upon a Change in Control Event or to terminate the Plan or any 409A Award granted thereunder within 12 months of the Change in Control Event and cancel the 409A Award for compensation.
(c)	Definitions. Solely for purposes of this Section 16 and not for other purposes of the Plan, the following terms shall be defined as set forth below:

(i)	“Change in Control Event” means the occurrence of a change in the ownership of the Company, a change in effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company (as defined in Section 1.409A-3(g) of the proposed regulations promulgated under Section 409A by the Department of the Treasury on September 29, 2005 or any subsequent guidance).
(ii)	“Disabled” means a grantee who (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company or its Subsidiaries.
(iii)	“Unforeseeable Emergency” means a severe financial hardship to the grantee resulting from an illness or accident of the grantee, the grantee’s spouse, or a dependent (as defined in Section 152(a) of the Code) of the grantee, loss of the grantee’s property due to casualty, or similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the grantee.
SECTION 17.	TRANSFER, LEAVE OF ABSENCE, ETC.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a)	a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or
(b)	an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.
SECTION 18.	AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. Except as provided in Section 3(b) or 3(c), in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect repricing through cancellation and re-grants. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 18 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(c).

SECTION 19.	STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 20.	GENERAL PROVISIONS
(a)	No Distribution. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.
(b)	Delivery of Stock Certificates. Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. All Stock certificates delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.
(c)	Stockholder Rights. Until Stock is deemed delivered in accordance with Section 20(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.
(d)	Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.
(e)	Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to such Company’s insider trading policy and procedures, as in effect from time to time.
(f)	Forfeiture of Awards under Sarbanes-Oxley Act. If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, then any grantee who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company for the amount of any Award received by such individual under the Plan during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission, as the case may be, of the financial document embodying such financial reporting requirement.

SECTION 21.	EFFECTIVE DATE OF PLAN

This Plan shall become effective upon approval by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present. No grants of Stock Options and other Awards may be made hereunder after the tenth anniversary of the date the Second Amended Plan is approved by stockholders and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date the Second Amended Plan is approved by the Board.

SECTION 22.	GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.

ORIGINAL 2008 STOCK INCENTIVE PLAN
DATE APPROVED BY BOARD OF DIRECTORS:	February 7, 2008
DATE APPROVED BY STOCKHOLDERS:	June 4, 2008
AMENDED 2008 STOCK INCENTIVE PLAN
DATE APPROVED BY BOARD OF DIRECTORS:	March 22, 2011
DATE APPROVED BY STOCKHOLDERS:	June 1, 2011
SECOND AMENDED 2008 STOCK INCENTIVE PLAN
DATE APPROVED BY BOARD OF DIRECTORS:	January 31, 2013
DATE APPROVED BY STOCKHOLDERS:	June 5, 2013

Albany Molecular Research, Inc.

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on June 4, 2013.

Vote by Internet

- Go to **www.investorvote.com/amri**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote "FOR" all the nominees listed and "FOR" Proposals 2 – 5.

1. The Board of Directors have nominated two members to serve for a three year term.
   Nominees:

Nominee	For	Withhold
01 - Class III director Veronica G. H. Jordan, Ph.D. for election.	☐	☐
02 - Class III director Thomas E. D'Ambra, Ph.D. for election.	☐	☐

Proposal	For	Against	Abstain
2. A ratification of the Company's selection of KPMG LLP as the independent auditor for the 2013 fiscal year.	☐	☐	☐
3. Proposal to approve the Second Amended 1998 Employee Stock Purchase Plan.	☐	☐	☐
4. Proposal to approve the Second Amended 2008 Stock Option and Incentive Plan.	☐	☐	☐
5. Proposal to approve the advisory (non-binding) resolution relating to executive compensation.	☐	☐	☐

In their discretion, the Proxies are each authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

B Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If executed by a corporation or partnership, the proxy should be signed by a duly authorized person of the stockholders' corporation or partnership, stating his or her title or authority.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

1 U P X

01N20E

Electronic versions of the Albany Molecular Research, Inc. Annual Report and Proxy Statement are available at www.amriglobal.com/investor_relations

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — ALBANY MOLECULAR RESEARCH, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ALBANY MOLECULAR RESEARCH, INC.

THE UNDERSIGNED ACKNOWLEDGE(S) RECEIPT OF THE ACCOMPANYING NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT, EACH DATED MAY 2, 2013, AND HEREBY CONSTITUTES AND APPOINTS THOMAS E. D'AMBRA, PH.D. AND MICHAEL M. NOLAN (THE "PROXIES") AND EACH OF THEM, AS PROXIES OF THE UNDERSIGNED, EACH WITH THE POWER TO APPOINT HIS SUBSTITUTE AND TO ACT ALONE, AND AUTHORIZES EACH OF THEM ACTING SINGLY, TO REPRESENT AND TO VOTE, AS DESIGNATED ON THE REVERSE SIDE OF THIS PROXY CARD, ALL SHARES OF COMMON STOCK OF ALBANY MOLECULAR RESEARCH, INC., HELD OF RECORD BY THE UNDERSIGNED ON APRIL 12, 2013, AT THE 2013 ANNUAL MEETING OF STOCKHOLDERS (THE "ANNUAL MEETING") TO BE HELD ON WEDNESDAY, JUNE 5, 2013 AT 10:00 A.M., LOCAL TIME, AND AT ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTIONS ARE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES SET FORTH IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 4 and 5. A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE POSTAGE PAID ENVELOPE PROVIDED. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RESOLUTIONS 1, 2, 3, 4 and 5 APPEARING ON THE REVERSE SIDE HEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be marked, dated and signed, on the other side)